************************************************************




                               AGREEMENT OF LEASE


                                     between


                   500-512 SEVENTH AVENUE LIMITED PARTNERSHIP


                                    Landlord,


                                       and


                                 WRC MEDIA, INC.

                                     Tenant,


                               Dated: March , 2000


                                    PREMISES:
              The Entire Twenty-First (21st), Twenty-Second (22nd)
                         and Twenty-Third (23rd) Floors
                               512 Seventh Avenue
                               New York, New York




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                                TABLE OF CONTENTS

ARTICLE 1
     RENT                                                                      1

ARTICLE 2
     PREPARATION OF THE DEMISED PREMISES                                       4

ARTICLE 3
     ADJUSTMENTS OF RENT                                                       6

ARTICLE 4
     ELECTRICITY                                                              12

ARTICLE 5
     USE

ARTICLE 6
     ALTERATIONS AND INSTALLATIONS

ARTICLE 7
     REPAIRS

ARTICLE 8
     REQUIREMENTS OF LAW                                                      22

ARTICLE 9
     INSURANCE, LOSS, REIMBURSEMENT, LIABILITY                                23

ARTICLE 10
     DAMAGE BY FIRE OR OTHER CAUSE                                            29

ARTICLE 11
     ASSIGNMENT, MORTGAGING, SUBLETTING, ETC

ARTICLE 12
     CERTIFICATE OF OCCUPANCY

ARTICLE 13
     ADJACENT EXCAVATION   SHORING                                            40

ARTICLE 14
     CONDEMNATION

ARTICLE 15
     ACCESS TO DEMISED PREMISES; CHANGES                                      42

ARTICLE 16
     CONDITIONS OF LIMITATION

ARTICLE 17
     RE-ENTRY BY LANDLORD, INJUNCTION

ARTICLE 18
     DAMAGES

ARTICLE 19
     LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

ARTICLE 20
     QUIET ENJOYMENT

ARTICLE 21
     SERVICES AND EQUIPMENT                                                   50

ARTICLE 22
     DEFINITIONS                                                              52

ARTICLE 23
     INVALIDITY OF ANY PROVISION

ARTICLE 24
     BROKERAGE                                                                53

ARTICLE 25
     SUBORDINATION                                                            54

ARTICLE 26
     CERTIFICATE OF TENANT                                                    56

ARTICLE 27
     LEGAL PROCEEDINGS WAIVER OF JURY TRIAL

ARTICLE 28
     SURRENDER OF PREMISES                                                    57

ARTICLE 29
     RULES AND REGULATIONS

ARTICLE 30
     CONSENTS AND APPROVALS

ARTICLE 31
     NOTICES                                                                  59

ARTICLE 32
     NO WAIVER                                                                59

ARTICLE 33
     CAPTIONS                                                                 60

ARTICLE 34
     INABILITY TO PERFORM                                                     61

ARTICLE 35
     NO REPRESENTATIONS BY LANDLORD                                           61

ARTICLE 36
     NAME OF BUILDING                                                         61

ARTICLE 37
     RESTRICTIONS UPON USE                                                    61

ARTICLE 38
     ARBITRATION                                                              62

ARTICLE 39
     INDEMNITY                                                                62

ARTICLE 40
     MEMORANDUM OF LEASE                                                      63

ARTICLE 41
     MISCELLANEOUS

ARTICLE 42
     SECURITY DEPOSIT                                                         65

ARTICLE 43
     PARTNERSHIP                                                              67

ARTICLE 44
     SUBLEASE

ARTICLE 45
     INTENTIONALLY OMITTED


ARTICLE 46
     INTENTIONALLY OMITTED

ARTICLE 47
     FIRST OFFERING SPACE

ARTICLE 48
     EXTENSION OF TERM OPTION                                                 73

ARTICLE 49
     INTENTIONALLY OMITTED                                                    77

ARTICLE 50
     LAYOUT AND FINISH; TENANT WORK CREDIT                                    77

EXHIBIT
  A      Floor Plan .........................................................A-1
  B      Property Description................................................B-1
  C      Rules and Regulations...............................................C-1
  D      List of Approved Contractors and Subcontractors.....................D-1
  E      First Offering Space................................................E-1
  F      Form of Security Letter.............................................F-1
  G      Alterations Rules and Regulations...................................G-1

         AGREEMENT OF LEASE made as of this _____ day of March, 2000, between 500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, a New York limited partnership, with its office at c/o Newmark & Company Real Estate, Inc., 125 Park Avenue, New York, New York 10017 (hereinafter referred to as "Landlord") and WRC MEDIA, INC., a Delaware corporation, with its office at c/o Ripplewood Holdings, 1 Rockefeller Plaza, 32nd Floor, New York, New York 10020, Attention: Chief Financial Officer (hereinafter referred to as "Tenant").

                               W I T N E S S E T H

         Landlord hereby leases and Tenant hereby hires from Landlord, in the building (hereinafter referred to as the "Building") known as 512 Seventh Avenue, New York, New York 10016, the following space: the entire twenty-first
(21st), twenty-second (22nd) and twenty-third (23rd) floors as shown on the plans annexed hereto as Exhibit A (which space is hereinafter referred to as the "demised premises"); for a term of approximately fifteen (15) years, to commence on the date hereof (hereinafter referred to as the "Commencement Date"), and to end on the last day of the month in which occurs the fifteenth (15th) anniversary of the Rent Commencement Date (such date on which the term of the Lease expires is hereinafter referred to as the "Expiration Date") or on such date as such term shall sooner cease and terminate as hereinafter provided. The Building is located on the land (herein called the "Land") described on Exhibit B annexed hereto).

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

                                    ARTICLE 1

                                      RENT

         1.01 Tenant shall pay to Landlord a fixed annual rent (hereinafter referred to as "fixed annual rent") at the annual rate of:

               (a) One Million Two Hundred Eighty-Five Thousand Two Hundred Sixty-Nine and 00/100 Dollars ($1,285,269.00) per annum, commencing on the Rent Commencement Date until the last day of the month preceding the month in which occurs the fifth (5th) anniversary of the Rent Commencement Date;

               (b) One Million Three Hundred Fifty-Four Thousand Seven Hundred Forty-Three and 00/100 Dollars ($1,354,743.00) per annum, commencing on the first day of the month in which occurs the fifth (5th) anniversary of the Rent Commencement Date until the last day of the month preceding the month in which occurs the tenth (10th) anniversary of the Rent Commencement Date; and

               (c) One Million Four Hundred Fifty-Eight Thousand Nine Hundred Fifty-Four and 00/100 Dollars ($1,458,954.00) per annum, commencing on the first day of the month in which occurs the tenth (10th) anniversary of the Rent Commencement Date and ending on the Expiration Date.

         Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent as specifically set forth herein. Should the obligation to pay fixed annual rent commence on any day other than on the first day of a month, then the fixed annual rent for such month shall be prorated on a per diem basis.

         The first month's installment of fixed annual rent due under this Lease shall be paid by Tenant upon the execution of this Lease.

         If this lease be a renewal of any existing lease any rent due thereunder after the expiration of the term of such lease shall be deemed additional rent under this lease.

         1.02 Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, by good and sufficient check (subject to collection) drawn on The Bank of New York or such other bank which is a member of the New York Clearinghouse Association or a successor thereto. All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent), and shall be payable twenty (20) days after demand, unless other payment dates are hereinafter provided.

         1.03 If Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of five (5) days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent.

         1.04 If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement (as such term is defined in Article 22 hereof), Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and
(b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

         1.05 (a) Notwithstanding any language to the contrary contained herein, the fixed annual rent payable hereunder shall be abated during the period commencing on the Commencement Date and ending on August 31, 2000 (the date following the expiration of the Abatement Period is hereinafter called the "Rent Commencement Date").

               (b) If Landlord shall not have substantially completed Landlord's Work in the demised premises as set forth in Section 2.01 herein by May 31, 2000 (the "Landlord's Work Completion Date") and such failure results in a delay in the completion of Tenant's Work (as hereinafter defined), then the Rent Commencement Date shall be extended one (1) day for each day thereafter that Landlord's Work is not so substantially completed (except for minor or insubstantial details of construction, mechanical adjustment, decoration, or other punch-list items which remain to be performed). Notwithstanding any language to the contrary contained in this Lease, the Landlord's Work Completion Date shall be extended by one day for each day that Landlord is prevented from performing or completing such work by reason of a Tenant Delay. A "Tenant Delay" shall mean: (a) delays in submitting the final plan (as defined in Section 50.02 herein) with respect to Tenant's Work, or in approving any drawings or specifications, giving authorizations or supplying information; or (b) additional time needed by Landlord, as a result of Tenant requesting Landlord to make a change or addition to Landlord's Work or change in the final plan.

                                    ARTICLE 2

                       PREPARATION OF THE DEMISED PREMISES

         2.01 Tenant has examined the demised premises and agrees to accept the same in their condition and state of repair existing as of the date hereof subject to normal wear and tear and to the removal therefrom of the property of the existing tenant or occupant thereof, if any, and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant's occupancy, except that Landlord, at Landlord's sole cost and expense, shall:

               (a) demolish the demised premises other than core areas therein and remove asbestos in the demised premises in accordance with applicable legal requirements to facilitate Tenant's Work in and to the demised premises, except for any vinyl asbestos tile ("VAT") which shall be Tenant's obligation to remove or encapsulate at Tenant's expense, and, following receipt from Tenant of Tenant's plans and specifications showing the proposed Tenant's Work, deliver to Tenant an original ACP-5 or ACP-7 form, as applicable, in connection therewith;

               (b) provide a reasonable number of connection points to the Building life safety system for Tenant to connect its devices in the demised premises, provided that the cost for such connection shall be at Tenant's expense; and

               (c) remove all existing exterior windows in the demised premises; and supply and install new Building Standard (as defined herein) exterior windows throughout the demised premises; and

               (d) deliver all existing radiators within the demised premises in working order.

         2.02 Landlord shall use all reasonable efforts to complete items (a),
(b), and (d) of Landlord's Work prior to May 1, 2000 and item (c) by June 30, 2000.

         2.03 If the Commencement Date is other than the specific date hereinabove set forth then Tenant shall at Landlord's request, execute a written agreement confirming the Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date as fixed and determined by Landlord as aforesaid.

         2.04 (a) Tenant agrees that part of the twenty-first (21st) floor of the demised premises (the "21st Floor") is currently occupied and that Tenant shall occupy ("Pre-Work 21st Floor") the balance of the twenty-first (21st) floor while Tenant's Work is being performed in the balance of the demised premises. Tenant agrees that the term of this lease shall commence on the date hereof notwithstanding Landlord's inability to deliver to Tenant on the Commencement Date vacant possession of the entire 21st Floor. Except as otherwise expressly set forth in this lease, Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant, by reason of the delivery of possession of any portion of the 21st Floor to Tenant after the Commencement Date. The parties hereto further agree that the failure to have the entire 21st Floor available for occupancy by Tenant on the Commencement Date shall in no way affect the obligations of Tenant hereunder except as hereinafter expressly set forth, nor shall the same be construed in any way to extend the term of this lease. Landlord shall use reasonable efforts to obtain and deliver possession of the 21st Floor to Tenant, including commencement of summary proceedings against the tenant(s) currently occupying the 21st Floor and holding-over under expired leases. In the event Landlord fails to deliver any portion of the 21st Floor to Tenant on the Commencement Date, Landlord shall not be required to perform any of Landlord's Work on the 21st Floor until the entire 21st Floor is vacant and has been delivered to Tenant and the fixed annual rent for that portion of the 21st Floor not so delivered to Tenant shall abate for three (3) months following delivery of the respective portion(s) of the 21st Floor not initially delivered to Tenant; provided, however, in no event shall Tenant be required to any fixed annual rent on any portion of the 21st Floor prior to the date provided under Section 1.05 (a) above. The amount of such abatement shall be the product of (i) the rentable square feet of the 21st Floor not delivered to Tenant, multiplied by (ii) the rate per rentable square foot of fixed annual rent then payable for the remainder of the demised premises, calculated on a per diem basis.

               (b) As provided in Section 2.04 (a) above, Landlord and Tenant agree that there shall be no fixed annual rent payable with respect to any portion of the twenty-first (21st) floor until three (3) months after the date such portion of the twenty-first (21st) floor shall be delivered to Tenant vacant with the item of Landlord's Work specified in Section 2.01(a) completed; provided that Tenant shall vacate the Pre-Work 21st Floor within twenty (20) days after Landlord's notice to vacate same so that Landlord can perform Landlord's Work therein. Any fixed annual rent payable with respect to any such portion of the twenty-first (21st) floor shall be abated during the period Tenant is required to vacate same for Landlord to perform Landlord's Work and for the three (3) month period after the completion of same and the delivery of such portion of the twenty-first (21st) floor to Tenant in the condition herein provided. In the event Tenant fails to vacate the Pre-Work 21st Floor as provided in this Section 2.04(b), any abatement applicable to payment of the fixed annual rent for that portion of the Pre-Work 21st Floor shall be reduced for each day after twenty (20) days Tenant shall not vacate the Pre-Work 21st Floor.

                                    ARTICLE 3

                               ADJUSTMENTS OF RENT

         3.01 For the purposes of this Article 3, the following definitions shall apply

               (a) The term "Base Tax" shall mean the amount obtained by multiplying (i) the assessed value of the Building and the parcel of land on which the Building is constructed (hereinafter called the "Land") for the purpose of establishing real estate taxes to be paid by Landlord for the Tax Year commencing July 1, 2000, and ending on June 30, 2001 by (ii) the real property tax rate for such Tax Year for each $100.00 of such assessed value.

               (b) The term "Tenant' s Proportionate Share" shall be deemed to mean 6.79 % percent.

               (c) The term "Taxes" shall mean (i) all real estate taxes, assessments, sewer rents and water charges, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed levied or imposed upon all or any part of the Land, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Land and/or Building, under the laws of the

United States, the State of New York, or any political subdivision thereof, or by the City of New York or any political subdivision thereof and any charge imposed by any business improvement district, and (ii) any expenses incurred by Landlord in contesting any of the foregoing set forth in clause (i) of this sentence or the assessed valuations of all or any part of the Land and Building, etc. or collecting any refund. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or Building, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes", if in accordance with the general practice of owners of real estate in New York City. Except as set forth in the immediately preceding sentence, Taxes shall not include sales, transfer, income, franchise, estate or inheritance taxes or any penalties or interest imposed on Landlord in connection with late payment thereof. Currently there are no tax exemptions or abatements in effect affecting the Taxes.

               (d) The term "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

               (e) The term "Operating Year" shall mean the calendar year 2000 and each succeeding calendar year thereafter.

               (f) The term "Wage Rate" with respect to any Operating Year shall mean the regular average hourly wage rate (excluding fringe benefits) required to be paid to Porters in Class A Office Buildings pursuant to any agreement between the Realty Advisory Board on Labor Relations, Incorporated or any successor thereto (hereinafter referred to as "R.A.B.") and local 32B/32J of the Building Service Employees International Union AFL-CIO, or any successor thereto (hereinafter referred to as "Local 32B") in effect during such Operating Year, provided that if any such agreement shall require Porters to be regularly employed on days or during hours when overtime or other premium pay rates are in effect, then the term "regular average hourly wage rate" shall mean the regular average hourly wage rate for the hours in a calendar week which Porters are required to be regularly employed (whether or not actually at work in the Building), e.g., if, for example, as of January 1, 2000, an agreement between R.A.B. and Local 32B would require the regular employment of Porters for 40 hours during a calendar week at a regular average hourly wage of $4.00 for the first 30 hours and at an overtime hourly average wage of $5.00 for the remaining 10 hours, then the regular average hourly wage rate under this subsection, as of January 1, 2000, would be the sum arrived at by dividing the total weekly average wages of $170.00 by the total number of required hours of employment which is 40 and resulting in a regular average hourly wage rate of $4.25. The computation of the regular average hourly wage rate shall be on the same basis whether based on an hourly or other pay scale but predicated on the number of hours in such respective work weeks, whether paid by Landlord or any independent contractor. If there is no such agreement in effect as of the date of any Escalation Statement on which such regular average hourly wage rate is determinable, the computations shall be made on the basis of the regular average hourly wage rate being paid by Landlord or by the contractor performing porter or cleaning services for Landlord as of the date of such Escalation Statement and appropriate retroactive adjustments shall be made when the regular average hourly wage rate paid as of such Escalation Statement is finally determined. If length of service shall be a factor in determining any element of wages it shall be conclusively presumed that all employees have at least three years of service. The Wage Rate is intended to be an index in the nature of a cost of living index, and is not intended to reflect the actual costs of wages or expenses for the Building.

               (g) The term "Porters" shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to porters in the current agreements between R.A.B. and Local 32B/32J (which classification is presently termed "others" in said agreement).

               (h) The term "Class A Office Buildings" shall mean office buildings in the same class or category as the Building under any building operating agreement between R.A.B. and Local 32B/32J, regardless of the designation given to such office buildings in any such agreement.

               (i) The term "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 2000.

               (j) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as the case may be) pursuant to this Article 3. Upon Tenant's request therefore, Landlord shall furnish to Tenant a copy of the tax bills upon which an Escalation Statement was based.

               (k) The term "Wage Rate Multiple" shall mean 34,737.

         3.02 If the Wage Rate for any Operating Year shall be greater than the Base Wage Rate, then Tenant shall in the case of such an increase pay to Landlord as additional rent for the demised premises for such Operating Year an amount equal to the product obtained by multiplying one hundred (100%) percent of the difference between the Wage Rate for such Operating Year and the Base Wage Rate, by the Wage Rate Multiple.

         3.03 A. Tenant shall pay as additional rent for each Tax Year a sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable in two (2) equal installments, in advance, (i.e., on the first day of each June and December during each Tax Year) based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an Escalation Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Escalation Statement is rendered, Tenant shall, within fifteen
(15) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall permit Tenant to credit against subsequent payments under this lease the amount of Tenant's overpayment or if there are no subsequent payments coming due under the lease, Landlord shall pay such amount to Tenant. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid in the same manner as provided in the preceding sentence. If during the term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

               B. If the real estate tax fiscal year of The City of New York shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 3.03.

               C. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this Lease Tenant's Proportionate Share of the refund but not to exceed Tenant's Tax Payment paid for such Tax Year, or if there are no subsequent payments coming due under the Lease, Landlord shall pay such amount to Tenant.

               D. If the Base Tax is reduced as a result of a certiorari proceeding or otherwise Landlord shall adjust the amounts previously paid by Tenant pursuant to the provisions of this Section 3.03 and Tenant shall pay the amount of said adjustment within thirty (30) days after demand setting forth the amount of said adjustment.

         3.04 Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

         3.05 Any such adjustment payable by reason of the provisions of Section
3.02 shall commence as of the first day of the relevant Operating Year and, after Landlord shall furnish Tenant with an Escalation Statement relating to such Operating Year, all monthly installments of rental shall reflect one-twelfth (1/12) of the annual amount of such adjustment until a new adjustment becomes effective pursuant to the provisions of this Article 3, provided, however, that if said Escalation Statement is furnished to Tenant after' the commencement of such Operating Year, there shall be promptly paid by Tenant to Landlord, an amount equal to the portion of such adjustment allocable to the part of such Operating Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Escalation Statement is furnished to Tenant.

         3.06 In the event that the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operating Year, then, in such event, in applying the provisions of this Article 3 with respect to any Tax Year or Operating Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 3 taking into consideration the portion of such Tax Year or Operating

Year which shall have elapsed after the term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

         3.07 Payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease, provided that if Landlord shall fail to furnish an Escalation Statement with respect to any Operating Year within three
(3) years following the end of such year, then Landlord shall be deemed to have irrevocably waived its right to furnish such Escalation Statement.

         3.08 In no event shall the fixed annual rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any additional rent shall survive the termination of this lease.

         3.09 Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year, respectively, shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year. Tenant's obligation to pay escalation for any Tax or Operating Year during the term of this Lease shall survive for three (3) years after the expiration or earlier termination of this Lease.

         3.10 Each Escalation Statement shall be conclusive and binding upon Tenant unless within ninety (90) days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement. specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute relating to any Escalation Statement not resolved within one hundred eighty (180) days after the giving of such Escalation Statement may be submitted to arbitration by either party pursuant to
Article 38 hereof. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's Escalation Statement.

         3.11 Notwithstanding any language to the contrary contained in this
Article 3, the additional rent payable by Tenant pursuant to Section 3.02 hereof shall be abated until the first (1st) anniversary of the Commencement Date.

                                    ARTICLE 4

                                   ELECTRICITY

         4.01 Tenant agrees that Landlord shall furnish electricity to Tenant on a "submetering" basis. Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including. but not limited to, services which facilitate the distribution of service.

         4.02 Tenant covenants and agrees to purchase electricity from Landlord or Landlord's designated agent at charges, terms and rates, including, without limitation, fuel adjustments and taxes, equal to those specified in the Con Edison SC#4-1 rate schedule effective on the date Landlord first provides electricity to the demised premises on a submetering basis (the "effective" date), or any successor rate schedule or service classification, plus ten percent (10%) for transmission line loss and other redistribution costs. Where more than one meter measures the service of Tenant in the Building, the service rendered through each meter shall be aggregated and billed in accordance with the rates herein. Bills therefore shall be rendered at such times as Landlord may elect (but not. more frequently than monthly) and the amount, as computed from a meter, shall be deemed to be, and be paid as, Additional Charges. If any tax is imposed upon Landlord's receipt from the sale or resale of electrical energy to Tenant by any Federal, State or Municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to and included in the amount of, and paid by, Tenant to Landlord.

         4.03 If all or part of the submetering additional rent payable in accordance with this Article 4 becomes uncollectible or reduced or refunded by virtue of any law, order or regulation, the parties agrees that, at Landlord's option in lieu of submetering Additional Charges, and in consideration of Tenant's use of the Building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant's fees and other redistribution costs, the fixed annual rent to be paid under this lease shall be increased by an "alternative charge" which shall be a sum equal to $3.00 per year per rentable square foot of the demised premises, changed in the same percentage as any increases in the cost to Landlord for electricity for the entire Building subsequent to January 1, 2000 because of electric rate or service classification or market price changes.

         4.04 Landlord shall not be liable for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed, unless due to negligence or willful misconduct of Landlord or its agents or employees, or is no longer available or suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or wiring installation. Tenant agrees not to connect any additional electrical equipment to the Building electric distribution system, other than lamps and small office machines and personal computers which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any riser or risers to supply Tenant's additional electrical requirements, upon written request of Tenant, will be installed by Landlord, at the reasonable cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expenses or otherwise interfere with or disturb other tenants or occupants of the Building except to a de minimis extent. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, electricity purchases and the redistribution thereof, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the submetering additional rent or any "alternative charge", to be less than an amount equal to the total of Landlord's payment to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus ten percent (10%) for transmission line loss and other redistribution costs. The Landlord reserves the right to terminate the furnishing of electricity upon thirty (30) days' written notice to Tenant, in which event the Tenant may make application direction to the public utility and/or other providers for the Tenant's entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant's then authorized load. Any meters, risers, or other equipment or connections necessary to furnish electricity on a sub metering basis or to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed by Landlord at Tenant's sole cost and expense. On rigid conduit or electrical metal tubing (EMT) will be allowed; provided, however, that the submeters initially required to measure Tenant's consumption of electricity in the demised premises shall be installed by Landlord at Tenant's expense. The Landlord, upon the expiration of the aforesaid thirty (30) days' written notice to Tenant may discontinue furnishing the electric current but this Lease shall otherwise remain in full force and effect; provided, however, if Tenant shall be using due diligence to obtain a direct supply of electricity from the public utility company, such thirty (30) day period shall be extended until Tenant shall be receiving such direct service.

         4.05 Landlord shall provide six (6) watts per rentable square foot connected load, exclusive of the Unit, to a disconnect switch in the demised premises in a location to be designated by Landlord. Tenant's use of electric energy in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's distribution of electricity via the Building's electric system, Tenant shall not, without Landlord's prior consent in each instance (which consent shall not be unreasonably withheld or delayed), connect any fixtures, appliances or equipment (other than normal business machines and personal computers, which do not materially increase Tenant's electrical consumption) to the Building's electric system or make any alterations or additions to the electric system of the demised premises existing on the Commencement Date.

         4.06 (a) Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants, except to a de minimis extent.

               (b) At Landlord's option, Tenant shall purchase from Landlord or Landlord's agent all lighting tubes, lamps, bulbs and ballasts used in the demised premises and Tenant shall pay Landlord's reasonable charges for providing and installing same, on demand, as additional rent.

         4.07 In no event shall the fixed annual rent under this Lease be reduced below the amount set forth in Section 1.01 hereof by virtue of this
Article 4.

                                    ARTICLE 5

                                       USE

         5.01 The demised premises shall be used solely as and for general and executive offices and for no other purposes.

         5.02 Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises or the Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance.

         5.03 Portions of the demised premises may be used for one or more pantry areas for reheating, but not for cooking, of food and beverages for Tenant's officers and directors, employees and staff, subject to the provisions of Article 6 below. Tenant shall be responsible, at Tenant's sole cost and expense, for maintaining Tenant's pantries at all times in a clean and sanitary condition and free of rodents and other vermin and for the removal of refuse and garbage therefrom on a daily basis, using contractors therefor designated by Landlord.

                                    ARTICLE 6

                          ALTERATIONS AND INSTALLATIONS

         6.01 Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent and then only by contractors or mechanics first approved by Landlord. Landlord hereby approves, for use by Tenant for the performance of Tenant's Work, the contractors, construction managers, mechanics and subcontractors/trade contractors set forth on Exhibit D attached hereto and made a part hereof. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. In connection with any alterations costing in excess of $100,000 (excluding Tenant's Work, provided Tenant shall use bonded contractors and subcontractors in connection with the performance of Tenant's Work), Tenant shall also provide at Landlord's request such financial security as Landlord shall require to guarantee completion of Tenant's work and payment of all contractors and suppliers utilized in connection therewith.

         Any installations, materials and work which may be undertaken by or for the account of Tenant other than merely decorative work such as painting or carpeting, shall be effected solely in accordance with plans and specifications first approved in writing by Landlord. Tenant shall reimburse Landlord promptly upon demand for any reasonable out-of-pocket costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications. Landlord will not unreasonably withhold or delay its consent to requests for nonstructural alterations, additions and improvements provided they will not affect the outside of the Building or any area outside the demised premises or adversely affect its structure, electrical, HVAC, plumbing or mechanical systems.

         Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

         (i)      All work shall be done in a good and workmanlike manner.

         (ii) In the event Tenant shall employ any contractor to do in the demised premises any work permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building.

         (iii) All such alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises and in accordance with Landlord's Rules and Regulations with respect to alterations. Landlord's Alterations Rules and Regulations are set forth on Exhibit G attached hereto and made a part hereof.

         (iv) Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

         (v) During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who shall be permitted access to the demised premises and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

         (vi) With respect to alteration or improvement work other than Tenant's Work, costing more than Five Thousand Dollars($5,000), Tenant agrees to pay to Landlord's managing agent, as additional rent, promptly upon being billed therefor, a sum equal to seven (7%) percent of the cost of such work or alteration, for Landlord's indirect costs, field supervision and coordination in connection with such work.

         (vii) Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

                  (1) workmen's compensation insurance covering all persons employed for such work; and

                  (2) reasonable comprehensive general liability and property damage insurance naming Landlord, its designees and Tenant as insureds, with coverage of at least Three Million Dollars ($3,000,000) single limit.

         (viii) Before commencing any work Tenant shall furnish to Landlord such bonds for payment and completion or such other security for completion thereof and payment therefor as Landlord shall reasonably require and in such form as is reasonably satisfactory to Landlord and in an amount which will be one hundred twenty percent (120%) of the cost of performing such work as specified by Tenant's general contractor in its contract with Tenant for the performance of such work.

         (ix) Any work affecting any mechanical systems of the Building, including, without limitation, the electrical, plumbing and life safety systems, shall be performed at Tenant's expense by a contractor designated by Landlord, provided charges of such contractors shall be commercially reasonable.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

         6.02 Any mechanic's lien filed against the demised. premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant at its expense within thirty (30) days after Tenant receives notice of such filing, by payment, filing of the bond required by law or otherwise.

         6.03 All alterations, installations, additions and improvements made and installed by Landlord, including without limitation any work referred to in

Article 2 hereof shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

         6.04 All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease, except that Landlord shall have the right and privilege at any time up to six (6) months prior to the expiration of the Term to serve notice upon Tenant that any "Non-Standard Alterations" (as hereinafter defined in this Section 6.04) shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, repair any damage to the demised premises caused by such removal and restore the demised premises to their original condition, ordinary wear and tear and casualty excepted; provided that Landlord shall have advised Tenant at the time it consented to any such Non-Standard Alteration that Landlord may require its removal at the end of the Term if Tenant shall have requested such advice when it requested Landlord's consent to such Alteration. For the purposes of this Article 6, "Non-Standard Alteration" shall mean the following non-standard Building improvements: auditoriums or similar type special use areas, vaults, atriums, kitchen equipment and installations, internal stairways, slab reinforcements which reduce the height of the finished ceiling from the floor (assuming a customary distance between the finished ceiling and the underside of the floor stab above) or impede the installation of duct work and other normal installations above the finished ceiling, and any other Alteration which is not suitable for normal office occupancy or which would be unusually difficult or costly to remove in comparison to the usual Alterations required for general office purposes. Notwithstanding anything to the contrary in this lease, Tenant shall not be required to remove the air-conditioning louvers in the demised premises at the end of the Term.

         6.05 All furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special panelled doors, cages, movable partitions, metal railings, movable closets, panelling, lighting fixtures and equipment, drinking fountains, refrigeration and air handling equipment, and any other movable property shall remain the property of Tenant which may, at its option, remove all or any part thereof at any time prior to the expiration of the term of this lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall, at its expense, remove the same and at Landlord's option either repair any damage caused by such removal and with respect to any slab penetrations, restore the affected portion of the demised premises to its original condition. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section 6.06 called the "property") are not removed on or prior to the expiration of the term of this lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this lease.

         6.06 Notwithstanding any language to the contrary contained in this
Article 6, Landlord's consent shall not be required with respect to merely decorative changes to the demised premises such as painting or the installation of carpeting or wall covering.

         6.07 Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of Five Thousand Dollars ($5,000), and of the cost thereof. Tenant shall, within thirty (30) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to
Article 16 hereof.

                                    ARTICLE 7

                                     REPAIRS

         7.01 Tenant shall take good care of the demised premises and the fixtures, equipment and appurtenances therein and shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures, equipment and appurtenances therein as are necessitated by the (i) act, omission, occupancy or negligence of Tenant or Tenant's employees, contractors, invitees, licensees or other occupants of the demised premises or (ii) use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. Notwithstanding the foregoing, all damage or injury to the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from the act, omission, occupancy or negligence of Tenant or Tenant's employees, contractors, invitees, licensees or other occupants of the demised premises, shall be repaired promptly by Tenant (or by Landlord, if a structural repair), at Tenant's sole cost and expense. Except as otherwise provided in Section 9.05 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property into or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, the same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within fifteen (15) days after rendition of a bill therefor.

         The exterior walls of the Building, the portions of any window sills outside the windows, the windows, the fire stairs, utility closets and any shafts passing through the floor on which the demised premises are located are not part of the premises demised by this lease, and Landlord reserves all rights to such parts of the Building.

         7.02 Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law.

         7.03 Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be reasonably objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold.

         7.04 Except as otherwise specifically provided in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof.

         7.05 Landlord, at its expense, shall keep and maintain the Building and its systems and facilities serving the demised premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the demised premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease.

                                    ARTICLE 8

                               REQUIREMENTS OF LAW

         8.01 Tenant, at Tenant's sole cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof; provided, however, that it shall be Landlord's obligation to cure any violation of law noted against the demised premises prior to the Commencement Date. Notwithstanding the foregoing, Tenant shall not be required to make any structural alterations in the demised premises to comply with laws unless the necessity for same shall arise from Tenant's particular manner of use of the demised premises or the operation of its installations, equipment or other property in the demised premises, any cause or condition created by or at the instance of Tenant or any breach of Tenant's obligations hereunder.

         8.02 Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

               (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the land and/or Building to lien or sale;

               (b) such non-compliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

               (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

               (d) Tenant shall promptly and diligently prosecute such contest

         Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

                                    ARTICLE 9

                    INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

         9.01 Tenant shall not cause, do, or permit to be done any act or thing upon the demised premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises; but nothing in this
Section 9.01 shall prevent Tenant's use of the demised premises for the purposes stated in Article 5 hereof.

         9.02 If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the demised premises.

         9.03 Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees.

         9.04 Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is broken, or temporarily or permanently (restricted to windows on a lot line, if permanently) closed, darkened or bricked up for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this lease, nor shall the same constitute an eviction.

         9.05 Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant except as provided in Section 6.05 of this lease, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

         9.06 Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

         9.07 Tenant agrees to look solely to Landlord's estate and interest in the land and Building, or the lease of the Building, or of the land and Building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord (or the partners or members thereof if Landlord is other than an individual or corporation) shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

         9.08 (a) Landlord agrees that, if obtainable at no additional cost, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. But should any additional premiums be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

               (b) Tenant agrees to include, if obtainable at no additional cost, in its fire insurance policy or policies on its furniture, furnishings, improvements, fixtures and other property removable by Tenant under the provisions of this lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

               (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, agents and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 9.08(c) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

               (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions 9.08 (a) and (b) hereof cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

         9.09 Tenant covenants and agrees to provide on or before the Commencement Date and to keep in force during the term hereof for the benefit of Landlord and Tenant the following insurance policy naming Landlord, Landlord's managing agent, lessors under superior leases and the holders of any mortgages affecting the Land and/or Building as additional insureds. Tenant covenants to provide on or before the commencement of the term of this Lease:

LIABILITY INSURANCE: Tenant shall procure and at all times during the term of this lease shall maintain policies of commercial general and umbrella liability insurance covering the demised premises on an occurrence basis and shall not contain any deductibles or self-insured retentions. The policy shall provide that general and specific aggregates are per location covered and shall further provide minimum limits, as follows:

        COMMERCIAL GENERAL LIABILITY:

        $1,000,000 per occurrence; combined single limit bodily injury and property damage

        $ 5,000 medical payments coverage

        $50,000 fire legal liability coverage

        $2,000,000 general aggregate

        $1,000,000 per occurrence
        $2,000,000 annual aggregate; personal injury coverage

        $1,000,000 per occurrence
        $2,000,000 annual aggregate; products/completed operations coverage

        UMBRELLA LIABILITY

        $10,000,000 per occurrence

        $10,000,000 general and specific aggregates

Policy shall cover excess of general and automobile liability and shall include said policies as underlying and provisions of the umbrella shall apply in the same manner as the primary policies.

WORKERS' COMPENSATION

Tenant shall procure and at all times during the term of this Lease shall maintain a policy of statutory worker's compensation insurance covering Tenant's employees with unlimited employer's liability coverage.

UMBRELLA LIABILITY

Umbrella liability shall cover in the same manner as the primary commercial general liability policy above and shall contain no additional exclusions or limitations than those of the general liability policy.

PROPERTY INSURANCE

Tenant shall procure and at all times during the term of this Lease shall maintain a policy of all risk property insurance in an amount adequate to cover the cost of replacement of all Tenant's decorations, improvements, fixtures, furniture, stock and other contents; time element coverage including extra expense to cover Tenant's loss as a result of a loss sustained by a peril covered under the policy.

GENERAL

Commercial general liability and any umbrella policy will provide coverage for and on behalf of the Landlord and its designees pursuant to the provisions of this Lease as additional insured and will reflect that sixty (60) days prior written notice of cancellation, modification or non-renewal be provided to Landlord at the address so designated by Landlord.

Policy will provide that Tenant pays all premium under the policy. Landlord or its agents shall not be responsible for the payment of any premiums for such insurance.

Tenant will provide a certificate of insurances to Landlord prior to occupancy of the demised premises and a minimum of twenty (20) days in advance for each renewal or replacement policy. If the policy contains more than one location, Tenant may provide a certificate of insurance reflecting and confirming that the insurance is provided in accordance with the insurance provisions of this Lease and shall also include thereon a copy of all endorsements specifically applicable to Landlord and the demised premises.

The minimum limits of insurance coverage required by the insurance provisions of this Lease shall be subject to increase by Landlord from time to time, after the Commencement Date if Landlord, in its reasonable judgment, shall deem the same necessary for adequate protection. Within thirty (30) days of demand for such increased coverage, Tenant shall deliver to Landlord evidence of such increased coverage in the form of an endorsement or replacement insurance policy or certificate and in keeping with all other insurance provisions contained herein. In the event of Tenant's failure to procure or maintain the coverages required hereunder in accordance with the insurance provisions contained herein, Landlord may, but is not obligated to, procure said insurance at the cost and expense of Tenant to be deemed additional rent hereunder, payable on demand. The minimum limits of insurance coverage required by the insurance provisions of this Lease shall in no way limit or diminish Tenant's liability.

Insurance companies must be satisfactory to Landlord as to an acceptable Standard & Poor's or A.M. Best Rating with a minimum A.M. Best Rating of A + VIII.

In the event of Tenant's failure to procure or maintain the coverages required hereunder in accordance with the insurance provisions contained herein, Landlord may, but is not obligated to, procure said insurance at the cost and expense of Tenant to be deemed additional rent hereunder, payable on demand.

Tenant will not do or permit anything to be done in or upon the demised premises or the Building or bring or keep anything therein which shall in any way increase the rates of all risk property or other insurance in respect of the Building or on the property kept therein.

Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be cancelled except upon ten (10) days' notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this lease in the event of Tenant's default.

                                   ARTICLE 10

                          DAMAGE BY FIRE OR OTHER CAUSE

         10.01 If the Building or the demised premises shall be damaged or destroyed by fire or other cause, Landlord, within sixty (60) days after such damage or destruction, shall deliver to Tenant an estimate of the time (hereinafter referred to as the "Estimated Time") required to repair or restore the damage or destruction, prepared by an independent contractor or architect selected by Landlord within twenty (20) days after such damage or destruction, and reasonably approved by Tenant within ten (10) business days after written notice from Landlord identifying such independent contractor or architect (such estimate being hereinafter referred to as the "Estimate"). If the Building or the demised premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable or inaccessible and for the period from the date of such damage or destruction to the date the damage to the Building and the demised premises shall be repaired and restored so as to render the demised premises tenantable and accessible. If the demised premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable or inaccessible on account of fire or other cause, all of the rents shall abate as of the date of the damage or destruction and until all of the damage and destruction to the Building and the demised premises shall be repaired and restored so as to render the demised premises tenantable and accessible, provided, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

         10.02 If the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than 40% of the full insurable value of the Building immediately prior to the casualty, Landlord may terminate this lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. In case of any damage or destruction to the Building or the demised premises mentioned in this Section 10.02 Tenant may terminate this lease, (a) by notice to Landlord sent within sixty (60) days after receipt of the Estimate if the Estimated Time exceeds twelve (12) months or, (b) if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the demised premises in such time as will enable Tenant, commencing upon the completion of the repair and restoration required to be performed by Landlord and prosecuting same with reasonable diligence, to complete the restoration of the demised premises (including Tenant's Work) within twelve {12) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control, by notice to Landlord sent within thirty
(30) days after such twelve (12) month period (as same may be extended pursuant to the provisions of Section 10.02(b)).

         10.03 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

         10.04 Tenant shall cooperate with the efforts of Landlord or the lessor of any superior lease or the holder of any superior mortgage to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause.

         10.05 Landlord will not carry separate insurance of any kind on Tenant's property and improvements, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property and improvements, and Landlord shall not be obligated to repair any damage thereto or replace the same.

         10.06 Landlord and Tenant shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty.

         10.07 The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

         10.08 If during the final two (2) years of this Lease the Building or the demised premises shall be damaged or destroyed to the extent set forth in
Section 10.02, either party shall have the right to terminate this Lease upon written notice to the other party given within thirty (30) days following such casualty in accordance with the notice requirements set forth herein.

                                   ARTICLE 11

                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

         11.01 Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of
Article 5 hereof, (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner or permit any lien to be filed against the Lease, the demised premises or the Building by reason of any act or omission on the part of Tenant or enter into any agreement which would permit the filing of a lien by any broker, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this
Article 11. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the "over-the-counter market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease.

         11.02 Landlord agrees not to unreasonably withhold it consent (and shall grant same within thirty (30) days following Tenant's request therefor) to transactions with a corporation or other entity into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets or stock are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby , and provided further, that the assignee has a net worth a least equal to or in excess of the net worth of Tenant immediately prior to such merger or transfer or, if Tenant is a partnership, with a successor partnership; provided that Landlord shall not have the rights described in Sections 11.05 and 11.07 herein with respect to the transactions described in this Section 11.02.

         11.03 Any assignment or transfer, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge an deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this lease and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 11.01 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed annual rent and additional rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

         11.04 The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this
Section 11.04 of the tenant named in the Lease or any of its successors in interest, (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required. Tenant and each of its successors in interest hereby expressly waive any such demand or notice.

         11.05 (a) Should Tenant agree subject to the provisions of this Lease to assign this Lease, other than by an assignment contemplated by Sections 11.02 or 11.10, Tenant shall as soon as that agreement is consummated, but no less than two (2) months prior to the effective date of the contemplated assignment, deliver to Landlord a duplicate original of such agreement, and all ancillary agreements with the proposed assignee, and Landlord shall then have the right to elect, by notifying Tenant within thirty (30) days of such delivery, to (i) terminate this Lease, as of such effective date as if it were the Expiration Date set forth in this Lease or (ii) accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to Landlord's counsel, an assignment which shall be effective as of such effective date.

               (b) In the event that this lease shall be assigned to Landlord or Landlord's designee or if the demised premises shall be sublet to Landlord or Landlord's designee pursuant to this Section 11.05, the provisions of any such sublease or assignment and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a lessor under a superior lease unless such holder or lessor shall elect by written notice to Tenant to succeed to the position of Landlord or its designee, as the case may be, thereunder.

               (c) Should Tenant agree subject to the provisions of this lease to sublet the demised premises or any portion thereof, other than by a sublease contemplated by Sections 11.02 or 11.10, Tenant shall, as soon as that agreement is consummated, but no less than two (2) months prior to the effective date of the contemplated sublease, deliver to Landlord, a duplicate original of the proposed sublease and all ancillary agreements with the proposed sublessee, and Landlord shall then have the right to elect, by notifying Tenant within thirty
(30) days of such delivery, to (i) terminate this lease as to the portion of the demised premises affected by such subletting or as to the entire demised premises, in the case of a subletting thereof for all or substantially the remainder of the Term, as of such effective date, (ii) in the case of a proposed subletting of the entire demised premises for all or substantially the remainder of the Term, or any lesser period, either terminate this Lease or accept an assignment of this Lease to Landlord from Tenant for all or less than the remainder of the Term, at Landlord's option, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to Landlord's counsel, an assignment which shall be effective as of such effective date (there being no need to execute an agreement more than merely confirming the date of termination in the event of Landlord's election of same, this clause being self-operative) or,
(iii) accept a sublease from Tenant of the portion of the demised premises affected by such proposed subletting if less than all or substantially all of the entire demised premises in the case of a proposed subletting thereof for less than the remaining term hereof, and Tenant shall then promptly execute and deliver a sublease to Landlord, or Landlord's designee if so elected by Landlord, the proposed term thereof, at Landlord's option, commencing with such effective date, at (x) the rental terms reflected in the proposed sublease or
(y) the rental terms contained in this Lease on a per rentable square foot basis, as elected by Landlord in such notice.

               (d) If Landlord should elect to have Tenant execute and deliver a sublease to Landlord or its designee pursuant to any of the provisions of this
Section 11.05, said sublease shall be in a form reasonably satisfactory to Landlord's counsel and on all the terms contained in this lease, except that:

                  (i) The rental terms, if elected by Landlord, may be either as provided in item (x) or item (y) of subsection 11.05(c) hereof,

                  (ii) The sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the demised premises Tenant shall reimburse subtenant for the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the demised premises and to provide access thereto,

                  (iii) The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, without Tenant's consent,

                  (iv) The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that such subtenant may desire or authorize,

                  (v) Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto.

                  (vi) Any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord,

                  (vii) There shall be no limitation as to the use of the sublet premises by the subtenant thereunder,

                  (viii) Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such non-compliance, and

                  (ix) Such sublease shall provide that Tenant's obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease.

               (e) If pursuant to the exercise of any of Landlord's options pursuant to Section 11.05 hereof this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Article 3 hereof shall be adjusted in proportion to the portion of the demised premises affected by such termination.

         11.06 In the event that Landlord does not exercise any of the options available to it pursuant to Section 11.05 hereof within thirty (30) days of Tenant's delivery of a duplicate original agreement, and all ancillary agreements with the proposed assignee or sublessee, Landlord shall not unreasonably withhold or delay (within such thirty (30) day period) its consent to an assignment of this Lease or a subletting of the whole or any part of the demised premises for substantially the remainder of the term of this Lease, provided:

               (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

               (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

               (c) The nature and character of the proposed subtenant or assignee. its business or activities and intended use of the demised premises is, in Landlord's reasonable judgment. in keeping with the standards of the Building and the floor or floors on which the demised premises are located;

               (d) The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent if comparable space is then available in the Building for a comparable term;

               (e) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements be borne by Tenant or subtenant;

               (f) Each sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this lease, (ii) the subtenant will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the demised premises to be used by others, without the consent of Landlord in each instance, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made;

               (g) Tenant shall pay Landlord any reasonable out-of. pocket costs incurred by `Landlord to review the requested consent including any attorneys fees incurred by Landlord;

               (h) The proposed subtenant or assignee is not (i) a bank trust company,. safe deposit business, savings and loan association or loan company;
(ii) employment or recruitment agency; (iii) school, college, university or educational institution whether or not for profit; (iv) a government or any subdivision or agency thereof;

               (i) In the case of a subletting of a portion of the demised premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes and such subletting will not result in more than two occupants (including Tenant, but excluding affiliates and Relationship Entities permitted to occupy the demised premises as herein provided) occupying each floor of the demised premises;

               (j) The proposed assignment shall be for a consideration or the proposed subletting shall be at a rental rate determined in an arm' s length transaction, and in no event shall Tenant advertise or list with brokers at a lower rental rate then the rental rates then being charged under leases being entered into by Landlord for comparable space in the Building.

         11.07 If Tenant shall assign this Lease or sublease all or any part of the demised premises, Tenant shall pay to Landlord, as additional rent:

               (i) in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment or otherwise (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then fair market value thereof), less reasonable advertising costs and expenses, customary brokerage commissions, reasonable legal fees and other commercially reasonable concessions actually incurred in connection with such assignment and amortized over the remaining term of this lease; and

               (ii) in the case of a sublease, fifty (50%) percent of any rents, additional charge or other consideration payable under the sublease or otherwise to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less reasonable advertising costs and expenses, customary brokerage commissions, reasonable legal fees and other commercially reasonable concessions actually incurred in connection with such subletting and amortized over the term of the sublease.

The sums payable under this Section 11.07 shall be paid to Landlord as and when paid by the subtenant or assignee, as the case may be, to Tenant.

         11.08 If Tenant defaults in the payment of any rent after notice and the expiration of applicable cure periods, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein. The receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant.

         11.09 Notwithstanding anything to the contrary contained herein, Tenant shall not be required to obtain Landlord's consent to the use of up to 2,000 rentable square feet in the aggregate as desk space in the demised premises by one or more entities (each of which is hereinafter individually called a "Relationship Entity") each of which is a regular client or provider of service to Tenant. Permission to such Relationship Entity{ies) to use the demised premises shall not create a tenancy or any other interest in the demised premises except a license revocable by Tenant at will which shall cease and expire in any event automatically without notice upon the expiration or termination of the letting under this lease and all acts, omissions and operations of such Relationship Entities shall be deemed acts, omissions and operations of the Tenant. Use of the demised premises pursuant thereto shall not be deemed to entitle such Relationship Entities to rights or privileges which Landlord has or may hereafter accord to lessees of space in the Building.

         11.10 Subject to Landlord's consent, which Landlord agrees not to unreasonably withhold or delay (and which Landlord agrees to grant or withhold within thirty (30) days following Tenant's request therefore), Tenant may assign this Lease or sublet the entire premises for substantially the balance of the term of this Lease to any corporation or other entity into or with which Tenant may be merged or consolidated or to any entity which shall be an affiliate, subsidiary, parent or successor of Tenant, provided and on condition that (i) such transaction is for a bona fide business purpose and not, either directly or indirectly, principally for the purpose of transferring the leasehold created hereby; (ii) the successor to the Tenant or the transferee has a net worth immediately following such transfer of not less than the greater of (x) the net worth of Tenant as of the Commencement Date, or (y) the net worth of Tenant immediately preceding such transfer, and proof thereof, reasonably satisfactory to Landlord, shall have been delivered to Landlord at least ten (10) days prior to the effective date of such transfer; provided that Landlord shall not have the rights described in Sections 11.05 and 11.07 herein with respect to the transactions described in this Section 11.10.

         For the purpose of this Section 11.10, a "subsidiary" or "affiliate" or "successor" of Tenant shall mean the following:

                  (i) An "affiliate" shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise.

                  (ii) A "subsidiary" shall mean any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant. Any cessation of the affiliate or subsidiary relationship between Tenant and the entity in question shall constitute an assignment or subletting, as the case may be, which shall be subject to all of the terms, provisions and conditions of this Article.

                  (iii) A "successor" of Tenant shall mean (x) a corporation in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation, or (y) a transfer of not less than eighty percent (80%) of the issued and outstanding stock of Tenant.

         11.11 In connection with any proposed assignment or sublease, Tenant shall grant to Landlord's then managing agent the exclusive right to sublease or to assign this lease, as the case may be, for a period of ninety (90) days after Tenant's notice of such proposed assignment or sublease; provided, however, that the provisions of this Section 11 .11 shall not apply to the initial subleasing of up to one (1) full floor comprising the demised premises in a transaction which is consummated prior to the first (1st) anniversary of the Rent Commencement Date.

                                   ARTICLE 12

                            CERTIFICATE OF OCCUPANCY

         12.01 Tenant will not at any time use or occupy the demised premises in violation of the Certificate of Occupancy issued for the Building.

                                   ARTICLE 13

                         ADJACENT EXCAVATION -- SHORING

         13.01 If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                   ARTICLE 14

                                  CONDEMNATION

         14.01 In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereunder and additional rents under Article 3 hereunder shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the demised premises or of a substantial part of the means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under Article 1 and additional rents payable under Article 3 shall be abated to the extent hereinbefore provided in this Article 14. In the event that only a part of the demised premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the demised premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the demised premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking. Landlord agrees that it shall not exercise its rights to terminate this Lease pursuant to this Section 14.01 in a manner which is inconsistent with the exercise of its termination rights with respect to other tenants of the Building which are similarly affected as Tenant.

         14.02 In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

         14.03 In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall be permitted to make a separate claim with the condemning authority for its moving and relocation expenses and the cost of its fixtures and leasehold improvements.

         14.04 It is expressly understood and agreed that the provisions of this
Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

         14.05 In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the demised premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises.

         14.06 In the event any part of the demised premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed annual rent hereunder shall be reduced and additional rents under Article 3 shall be adjusted in the same manner as is provided in Section 14.01 according to the reduction in rentable area of the demised premises resulting from such taking.

                                   ARTICLE 15

                       ACCESS TO DEMISED PREMISES; CHANGES

         15.01 Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind existing walls and ceilings of the demised premises. Landlord shall to the extent practicable install such pipes, ducts and conduits by such methods and at such locations as will not unreasonably interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees shall have the right to enter the demised premises, at reasonable times during Business Hours (as defined herein), upon prior notice (which may be oral) for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this lease or any other lease in the Building and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned within the demised premises as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence so as to minimize the disturbance to Tenant but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

         15.02 Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to renovate and/or change the arrangement and/or location of public entrances, lobbies passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building; provided, however, that access to the Building shall not be cut off and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

         15.03 Landlord reserves the right to light from time to time all or any portion of the demised premises at night for display purposes without paying Tenant therefor.

         15.04 Landlord may, during the twelve (12) months prior to expiration of the term of this lease, exhibit the demised premises to prospective tenants upon prior reasonable notice (which may be oral).

         15.05 If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

                                   ARTICLE 16

                            CONDITIONS OF LIMITATION

         16.01 This lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

         16.02 This Lease and the term and estate hereby granted are subject to further limitation as follows:

               (a) whenever Tenant shall default in the payment of any installment of fixed annual rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for five (5) days after Landlord shall have given Tenant a notice specifying such default, or

               (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice to Landlord as shall reasonably be necessary, or

               (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 11, or

               (d) whenever Tenant shall abandon (i.e., vacate the demised premises and not provide security therein or make efforts to sublet the demised premises) the demised premises (unless as a result of a casualty), or

               (e) whenever in case any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder or of the occurrence of an event as therein provided (other than by expiration of the fixed term thereof or pursuant to a cancellation or termination option therein contained), or

               (f) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within three (3) days after Landlord shall have given to Tenant a notice specifying the same,

               (g) if during any consecutive eighteen (18) month period during the term of this lease (i) Tenant shall have on three (3) or more occasions paid any installment of fixed annual rent or any additional rent more than ten (10) days after the same was due hereunder and (ii) Landlord shall have given Tenant notice of such default pursuant to subsection (a) hereof before such default was cured, then in any of said cases set forth in the foregoing subsections (a), (b), (c),
(d), (e), (f) and (g) Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the service of such notice of intention, and upon the expiration of said three (3) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced. shall terminate with the same effect as if that day were the Expiration Date. but Tenant shall remain liable for damages as provided in Article 18.

                                   ARTICLE 17

                        RE-ENTRY BY LANDLORD, INJUNCTION

         17.01 If Tenant shall default in the payment of any installment of fixed annual rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for five (5) days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 16 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force (to the extent permitted by law) or otherwise, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the demised premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 16 or if Landlord shall re-enter the demised premises under the provisions of this
Article 17 or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18.

         17.02 In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         17.03 If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of this
Article 17, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

         17.04 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease or otherwise.

                                   ARTICLE 18

                                     DAMAGES

         18.01 If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of
Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

               (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the excess (discounted using the same rate as U.S. Treasury Bills with a term equivalent to the period of time between the date of termination of the Lease and the date the Lease would have expired absent such termination), if any, of

               (1) the aggregate of the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Taxes and the Wage Rate shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the demised premises, over

               (2) the aggregate fair rental value of the demised premises for the same period, or

               (b) sums equal to the fixed annual rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this lease or in re-entering the demised premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the demised premises in a Building Standard manner for new tenants, brokers' commissions, and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

         18.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

                                   ARTICLE 19

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

         19.01 If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency (but Landlord shall send notice to Tenant reasonably promptly thereafter), or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within twenty (20) days after rendition of a bill to Tenant therefore.

                                   ARTICLE 20

                                 QUIET ENJOYMENT

         20.01 Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as this Lease is in effect, Tenant's rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to: (i) the obligations of this Lease, and (ii) the provisions of Article 25 hereof with respect to ground and underlying leases and mortgages which affect this Lease.

                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

         21.01 So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, at its cost and expense:

               (a) Provide necessary elevator facilities during Business Hours of Business Days and shall have at least one elevator subject to call at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods.

               (b) Furnish heat to the demised premises during Business Hours of Business Days. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the demised premises during the hours or days Landlord is not required to furnish heat pursuant to this paragraph.

               (c) Furnish cold water for lavatory, pantry, drinking and office cleaning purposes. Tenant, at Tenant's sole cost and expense, shall have the right to install a hot water heater to provide hot water to the demised premises. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord within twenty (20) days of demand for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

               (d) Provide Tenant with ten (10) listings in the Building's directory.

               (e) Upon reasonable prior notice from Tenant, provide heating, plumbing and other systems during non-Business Hours at Tenant's sole cost and expense which shall equal commercially reasonable rates imposed by Landlord therefor.

         21.02 Landlord reserves the right without any liability whatsoever, or abatement of fixed annual rent, or additional rent, to stop the heating, air-conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the demised premises. Notwithstanding the foregoing or anything contained in Article 34 to the contrary, if and to the extent Tenant ceases operating its business in the demised premises based solely and directly upon Landlord's performance of work therein or Landlord's failure to provide services required to be provided under this Lease, Tenant shall be entitled to a day-for-day abatement in rent.

         21.03 Tenant shall clean and maintain the demised premises and shall contract directly with the cleaner and a carting company for rubbish removal reasonably designated by Landlord from time to time to render such services to tenants of the Building.

         21.04 It is expressly agreed that only Landlord or anyone or more persons, firms or corporations reasonably authorized in writing by Landlord will be permitted to furnish laundry, linen, towels, drinking water, ice, and other similar supplies and services to tenants and licensees in the Building. Landlord may fix, in its reasonable discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished and under which, foods and beverages may be brought into Building by persons other than regular employees of Tenant.

         21.05 As part of Tenant's Work, Tenant shall install an air cooled packaged air conditioning unit (hereinafter called the "Unit") to provide air conditioning to the demised premises. Tenant shall, at its sole cost and expense, operate and maintain the Unit. Such maintenance obligations shall be performed throughout the term of this Lease, on Tenant's behalf and at Tenant's expense, by a reputable air conditioning maintenance company, first reasonably approved by Landlord. Tenant's obligation to maintain the Unit shall include, but not be limited to, the periodic cleaning and/or replacement of filters, replacements of fuses and belts, the calibration of thermostats and all startup and shut down of the Unit. Tenant shall, at its sole cost and expense, perform any and all necessary repairs, and cause any and all replacements of, the Unit. The Unit and any replacements thereof shall be and remain at all times the property of Landlord, and Tenant shall surrender the Unit and all such replacements to Landlord on the Expiration Date. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

         21.06 Subject to the terms of this Lease and to force majeure and other matters beyond Landlord's control, Tenant shall have access to the Building twenty-four (24) hours a day, seven (7) days per week.

         21.07 Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the demised premises. Landlord agrees that during the Business Hours on Business Days there shall be no charge for Tenant's normal use of the freight elevators servicing the demised premises. However, Tenant acknowledges that (x) Tenant's use of such freight elevator is non-exclusive and subject to scheduling by Landlord, (y) if Tenant's use of such freight elevator for transporting materials, supplies, equipment, machinery, furniture or furnishings will, in Landlord's reasonable opinion, disrupt the operation of the Building (including the normal use of the freight elevators), then Tenant will only be permitted to use such freight elevator during non-Business Hours, in which event Tenant shall be obligated to pay for such usage at Landlord's actual cost therefor and (z) there is a four
(4) hour minimum usage of the freight elevator on non-Business Days.

                                   ARTICLE 22

                                   DEFINITIONS

         22.01 The term "Landlord" as used in this lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said land and Building or said lease, or in the event of a lease of the Building and the assumption by the transferee, in writing or by law, of all of the obligations of Landlord hereunder, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of any and all covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

         22.02 The term "Business Days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts. The term "Business Hours" as used in this Lease shall mean the hours between 8:00 a.m. and 6:00 p.m.

         22.03 "Interest Rate" shall mean a rate per annum equal to the lesser of (a) three percent (3%) above the commercial lending rate announced from time to time by Citibank, N.A., as its prime rate for 90-day unsecured loans, or (b) the maximum applicable legal rate, if any.

         22.04 "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

                                   ARTICLE 23

                           INVALIDITY OF ANY PROVISION

         23.01 If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24

                                    BROKERAGE

         24.01 Landlord and Tenant each covenant, represent and warrant to the other that it has had no dealings or communications with any broker, or agent other than Newmark & Company Real Estate, Inc. (which is representing Landlord) and Grubb & Ellis New York, Inc. in connection with the consummation of this lease. Landlord and Tenant each covenant and agree to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent alleging to have dealt with Landlord or Tenant, respectively, other than the brokers set forth in this Section 24.01, with respect to this Lease or the negotiation thereof. Landlord shall pay the brokerage fees due to Newmark & Company Real Estate, Inc. and Grubb & Ellis New York, Inc. pursuant to separate agreements. This Article 24 shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 25

                                  SUBORDINATION

         25.01 This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the demised premises form a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modifications, replacements and extensions thereof. The provisions of this
Section 25.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord or its successors in interest to be Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. Landlord represents that as of the date hereof there are currently no mortgages encumbering the Building.

         25.02 In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 25.02 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if the Tenant refuses or fails to do so promptly upon request.

         25.03 Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the Landlord under this Lease, be

               (a) liable for any act, omission or default of any prior landlord; or

               (b) subject to any offsets, claims or defenses which the Tenant might have against any prior landlord; or

               (c) bound by any fixed annual rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

               (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval, provided the same do not increase Tenant's obligations or reduce Tenant's rights beyond a de minimis extent.

         25.04 If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications; provided the same do not increase Tenant's obligations or reduce Tenant's rights beyond a de minimis extent.

         25.05 Tenant agrees that, except for the first month's rent and the security required hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant shall not exercise any right pursuant to this Section 26.02 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecutes such cure thereafter.

                                   ARTICLE 26

                              CERTIFICATE OF TENANT

         26.01 Landlord and Tenant agree, at any time and from time to time, as requested by the other, upon not jess than ten (10) days prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the annual fixed rent and additional rent have been paid, and stating whether or not, to the best of its knowledge, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which it has knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the requesting party may be dealing.

                                   ARTICLE 27

                     LEGAL PROCEEDINGS WAIVER OF JURY TRIAL

         27.01 Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for bodily injury or damage to physical property), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding, except with respect to compulsory counterclaims.

                                   ARTICLE 28

                              SURRENDER OF PREMISES

         28.01 Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

         28.02 In the event Tenant remains in possession of the demised premises after the Expiration Date or the date of sooner termination of this Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the demised premises as a holdover tenant from month-to-month, at a monthly rent equal to two (2) times the higher of (x) the sum of (i) the monthly-installment of fixed rent payable during the last month of the term of this Lease, and (ii) one-twelfth (1/12th) of the additional rent payable during the last year of the term of this Lease or (y) the fair market value of the demised premises, calculated on a monthly basis, subject to all of the other terms and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

                                   ARTICLE 29

                              RULES AND REGULATIONS

         29.01 Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit C attached hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt provided, however, that in case of any conflict or inconsistency between the provisions of this lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant. Tenant shall not be subject to any Rules and

Regulations which are more onerous than those imposed on any other tenant in the Building.

         Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                   ARTICLE 30

                             CONSENTS AND APPROVALS

         30.01 Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment, unless it is finally determined that Landlord acted arbitrarily or capriciously. Notwithstanding the foregoing, Landlord and Tenant hereby agree that any disputes relating to alterations to the demised premises or Tenant's rights to assign this lease or sublet the demised premises shall be resolved by expedited arbitration in accordance with Article 38 hereof.

                                   ARTICLE 31

                                     NOTICES

         31.01 Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Landlord's and Tenant's respective attorneys shall have the right to send any such notice on behalf of their clients. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given three (3) Business Days after such notice or demand is mailed by registered or certified mail, return receipt requested, deposited enclosed in a securely closed post-paid wrapper, in a United States Government general or branch post office, or official depository within the exclusive care and custody thereof, addressed to either party, at its address set forth on page 1 of this Lease. After Tenant shall occupy the demised premises for the conduct of its business, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be the Building, Attention:
CFO. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals. Copies of notices sent by Tenant to Landlord shall be sent to Arent Fox Kintner Plotkin & Kahn PLLC, 1675 Broadway, New York, New York 10019, Attention: Jeffrey Walker, Esq. Copies of notices sent by Landlord to Tenant shall be sent to Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022, Attention: Kenneth L. Sankin, Esq.

         31.02 In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in
Section 31.01 hereof.

                                   ARTICLE 32

                                    NO WAIVER

         32.01 No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with or without knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and

Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         32.02 This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 33

                                    CAPTIONS

         33.01 The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 34

                              INABILITY TO PERFORM

         34.01 If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause or (6) any cause beyond Landlord's reasonable control, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, Landlord shall have no liability therefor and this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused.

                                   ARTICLE 35

                         NO REPRESENTATIONS BY LANDLORD

         35.01 Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                   ARTICLE 36

                                NAME OF BUILDING

         36.01 Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

                                   ARTICLE 37

                              RESTRICTIONS UPON USE

         37.01 It is expressly understood that no portion of the demised premises shall be used as, by or for (i) any retail bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank open to the public (or any branch office or public accommodation office of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service (except in connection with Tenant's business), messenger service (except in connection with Tenant's business), travel or tourist agency, public restaurant or bar, commercial document reproduction or offset printing service (except in connection with Tenant's business), public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, or a company engaged in the business of renting office or desk space.

                                   ARTICLE 38

                                   ARBITRATION

         38.01 In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease. The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction. Each party shall pay its own legal fees and other expenses.

                                   ARTICLE 39

                                    INDEMNITY

         39.01 Tenant shall indemnify, defend and save Landlord its agents and employees and any mortgagee of Landlord's interest in the Land and/or the Building and any lessor under any superior lease harmless from and against any liability or expense arising from the use or occupation of the demised premises by Tenant or anyone in the demised premises with Tenant's permission, or from any breach of this Lease by Tenant, unless and to the extent occasioned by the negligence or willful misconduct of Landlord or its agents or employees. Landlord shall promptly notify Tenant of any such claim. Tenant shall have the right to defend same with counsel selected by Tenant. Landlord shall cooperate with any such defense, and Landlord shall not settle any claim without Tenant's consent. Landlord and Tenant each hereby waives any right to receive consequential damages.

                                   ARTICLE 40

                               MEMORANDUM OF LEASE

         40.01 Tenant shall, at the request of Landlord execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. In no event shall Tenant record this Lease or a memorandum thereof.

                                   ARTICLE 41

                                  MISCELLANEOUS

         41.01 Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York.

         41.02 This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

         41.03 Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

         41.04 All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         41.05 Time shall be of the essence with respect to the exercise of any option granted under this Lease.

         41.06 Except as otherwise provided herein whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

         41.07 If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant, provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease unless specifically provided to the contrary in the preamble to this Lease and furthermore, this Section 41.07 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

         41.08 In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

         41.09 This lease shall not be binding upon Landlord until the same is executed by Landlord and Tenant and an executed copy thereof has been delivered to Tenant.

                                   ARTICLE 42

                                SECURITY DEPOSIT

         42.01 Tenant shall simultaneously upon execution of this Lease deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in the form annexed hereto as Exhibit F and in the amount of Two Million and 00/100 Dollars ($2,000,000.00) as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease. Such letter of credit shall be issued by a banking corporation reasonably satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than forty-five (45) days prior to the expiration thereof.

Except as otherwise provided herein, Tenant shall, throughout the term of this Lease, deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than forty-five (45) days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one (1) year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Section 42.01, Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder. Landlord shall return any cash so drawn upon Tenant furnishing an acceptable replacement letter of credit.

         42.02 In the event Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease after receipt of any required notice and the expiration of any applicable cure period, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article, each Security letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's draft drawn on the issuing bank without accompanying memoranda on statement of beneficiary, except for a certification from Landlord that Tenant is in default beyond any applicable notice and cure periods.

         42.03 In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of the lease after receipt of any required notice and the expiration of any applicable cure period and Landlord utilizes all or any part of the security represented by the Security letter but does not terminate this Lease, Landlord may, in addition to exercising its rights as provided in Section 42.02, retain the unapplied and unused balance of the principal amount of the Security letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of rent, additional rent, or any other sum as to which

Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Section 42.01 hereof.

         42.04 In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease and shall never have been in default in the payment of fixed annual rent or additional rent due hereunder, the security shall be reduced after the seventh anniversary of the Rent Commencement Date to One Million Three Hundred Fifty-Four Thousand Seven Hundred Forty-Three and 00/100 Dollars ($1,354,743.00); provided (i) Tenant has not been in default more than two (2) times per annum in any given year or more than five (5) times, in the aggregate, during the initial term of this Lease and (ii) the "tangible net worth" (as that term is hereinafter defined) of Tenant shall equal or exceed Sixty Five Million Dollars ($65,000,000) (the "Minimum Net Worth"). For purposes of this Section 42.04, "tangible net worth" shall mean a net worth determined under GAAP and excluding all assets which would be treated as intangible under sound accounting principles, including but not limited to, such items as goodwill, trademarks, copyrights and patents. Tenant agrees that if at any time after the reduction of security pursuant to this Section 42.04 (if any) Tenant shall default under this Lease, or the tangible net worth of Tenant shall be less than the Minimum Net Worth, Tenant shall restore the security to Two Million and 00/100 Dollars ($2,000,000.00). Tenant agrees that on each anniversary of the date hereof, Tenant shall deliver to Landlord an unconditional audited financial statement of Tenant for the prior year evidencing Tenant's tangible net worth, prepared in accordance with GAAP, consistently applied from period to period, by an independent certified public accounting firm acceptable to Landlord (an" Acceptable Firm"). Landlord hereby agrees that PricewaterhouseCoopers, LLP or another so-called "Big 5" accounting firm shall be deemed acceptable to Landlord.

         42.05 Except to the extent that Tenant shall not have paid all fixed rent and additional rent hereunder and timely deliver the demised premises to Landlord in the manner required hereunder and provided Tenant is not then in default of any obligation or provision hereunder, the security shall be returned to Tenant within thirty (30) days after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the Land and Building or leasing of the Building, Landlord shall have the right to transfer any interest it may have in the Security Letter to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Letter, provided such vendee or lessee assumes any responsibilities of Landlord with respect to such Security Letter, and Tenant agrees to look solely to the new landlord for the return of said Security Letter; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of a sale of the Building Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.

                                   ARTICLE 43

                                   PARTNERSHIP

         43.01 If Tenant is a partnership, the liability of each of the general partners comprising the partnership Tenant shall be joint and several. The technical dissolution of Tenant by reason of the death, retirement, resignation, bankruptcy or adjudication of incompetency of one or more partners, shall not affect this Lease or the liability thereunder of the general partners, and Tenant agrees that the partnership shall nevertheless continue as Tenant with respect to the remaining partners. Similarly, a merger or consolidation with another firm shall not be deemed a sublease or assignment or a violation of the provisions of this Lease.

         43.02 Upon execution of this Lease by Landlord and Tenant shall promptly deliver to Landlord a list of the names and residence addresses of all existing partners comprising the partnership Tenant. In the event Tenant admits any new partners, Tenant agrees, within thirty (30) days thereafter, to give notice to Landlord of that fact and of the name and residence address of each new partner, together with such reasonable proof as Landlord shall require that all of such new general partners have in writing assumed performance of Tenant's obligations under this Lease.

         43.03 In the event of a merger or consolidation, Tenant agrees, within thirty (30) days thereafter, to give notice to Landlord of that fact and all of the names and residence addresses of the partners of the merged or consolidated firm, together with such reasonable proof as Landlord shall require that all of such general partners have in writing assumed performance of Tenant's obligations under this Lease.

                                   ARTICLE 44

                                    SUBLEASE

         44.01 Notwithstanding anything to the contrary contained herein, Tenant acknowledges that this Lease is a sublease of the demised premises and is subject and subordinate to all of the terms, covenants, conditions, agreements and provisions in the lease dated May 1, 1957 between Prudential Insurance Company of America, as landlord and Landlord's predecessor-in-interest, as tenant, and in the sublease dated June 27, 1958 between 500-512 Seventh Avenue Associates, as sublessor and Landlord's predecessor-in-interest (such lease and sublease as the same has been amended and assigned are hereinafter severally and collectively called the "Superior Documents"). Landlord warrants and represents that nothing in the Superior Documents prohibits the making of this Lease or the terms thereof and that the Superior Documents are in full force and effect. Landlord represents that it has received no notice of any existing default under the Superior Documents.

         44.02 Anything in this Lease to the contrary notwithstanding, if there exists a breach by Landlord of any of its obligations under this Lease caused solely by a corresponding breach by the lessor under any Superior Document of its obligations thereunder, then and in such event, Tenant's sole remedy against Landlord in the event of any such breach of obligations under this Lease, shall be the right to pursue a claim at Tenant's sole cost and expense in the name of Landlord against such lessor. Landlord agrees that it will, at Tenant's expense, cooperate with Tenant in the pursuit of such claim.

         44.03 Landlord and Tenant agree that the leasehold estate created by this Lease shall not merge with any other estate held by Landlord or an affiliate of Landlord in the property of which the demised premises form a part or any other interest of Landlord in the demised premises and the Building, unless Landlord shall expressly elect to have such estates merge.

                                   ARTICLE 45

                              INTENTIONALLY OMITTED


                                   ARTICLE 46

                              INTENTIONALLY OMITTED


                                   ARTICLE 47

                              FIRST OFFERING SPACE

         47.01 (a) For purposes of this Lease, the term "First Offering Space" shall mean either (i) the entire twentieth (20th) floor or (ii) the entire twenty-fourth (24th) floor of the Building shown on the floor plans annexed hereto as Exhibit E, as designated by Landlord.

               (b) Provided (i) Tenant is not in default beyond any applicable notice and cure periods under the terms and conditions of this Lease either as of the date of the giving of "Tenant's First Notice" or the "First Offering Space Inclusion Date" (as such terms are hereinafter defined), and (ii) as of either the date of the giving of Tenant's First Notice or the First Offering Space Inclusion Date, Tenant is in actual occupancy of not less than one hundred percent (100%) of the demised premises, if at any time during the term of this Lease (including the Extension Term, if exercised pursuant to Article 48 of this Lease) the First Offering Space shall become available for leasing to anyone other than the current tenant or any subsidiary or affiliate thereof (hereinafter called the "Current Tenant") then Landlord, before offering such First Offering Space to anyone other than the Current Tenant, shall offer to Tenant, subject to the provisions of this Article 47, the right to include the entire First Offering Space within the demised premises upon all the terms and conditions of this Lease (including the provisions of Article 3 with the base year periods specified therein but excluding Article 50 hereof), except that:

                  (i) the fixed annual rent with respect to the First Offering Space shall be at the higher of (x) the fair market rent for the First Offering Space, which shall be determined by Landlord as of the date (hereinafter called the "First Offering Space Determination Date") occurring thirty (30) days prior to the First Offering Space Inclusion Date (as such term is hereinafter defined) taking into account all then relevant factors and shall be set forth in a written notice to Tenant, or (y) the product obtained by multiplying (A) the monthly amount of fixed annual rent (determined on a rentable square foot basis) for the last full calendar month prior to the First Offering Space Inclusion Date (as hereinafter defined) computed on an annualized basis without giving effect to any abatement, credit or offset in effect, by (8) 12, and by
         (C) the amount of rentable square feet included within the First Offering Space (hereinafter called the "First Offering Space Escalated Rent");

                  (ii) Effective as of the First Offering Space Inclusion Date for purposes of calculating the additional rent payable pursuant to
         Article 3 allocable to the First Offering Space, Tenant's Proportionate Share shall be increased by a fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet (calculated on the same basis as the rentable square footage of the initially demised premises) included within the First Offering Space, and the denominator of which shall be 511,304; and

                  (iii) The term "Wage Rate Multiple" shall be increased by the number of rentable square feet of the First Offering Space.

                  (iv) The security required to be maintained pursuant to
         Article 42 hereof shall be increased by an amount equal to the fixed annual rent for the First Offering Space.

For the purposes of this Section 47.01 (b), the term "Tenant" shall mean either the Tenant on the date hereof or such other entity becoming an occupant hereunder pursuant to either Section 11.02 or 11.10 above.

               (c) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "First Offer Notice") which offer shall specify the fixed annual rent payable with respect to the First Offering Space, determined in accordance with the provisions of subsection (b) hereof.

               (d) Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's First Notice") of such offer within fifteen (15) days after delivery by Landlord of the First Offer Notice to Tenant. Such First Offering Space shall be added to and included in the demised premises on the later to occur (herein called the "First Offering Space Inclusion Date") of (i) the day that Tenant exercises its option as aforesaid, or (ii) the date such First Offering Space shall become available for Tenant's possession. Time shall be of the essence with respect to the giving of Tenant's First Notice.

               (e) If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Article 47 with respect to the First Offering Space, Landlord shall be under no further obligation to Tenant with respect to the First Offering Space.

               (f) In the event that Tenant disputes the amount of the fair market rent specified in the First Offer Notice, then at any time on or before the date occurring twenty (20) days after Tenant, has received the First Offer Notice, and provided that Tenant shall have given Tenant's First Notice, Tenant may initiate the arbitration process provided for herein by giving notice try that effect to Landlord, and, if Tenant so initiates the arbitration process, such notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the Landlord's receipt of notice of the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time above specified, then Tenant shall provide an additional notice to Landlord requiring Landlord's appointment of an arbitrator within twenty (20) days after Landlord's receipt thereof. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination of the fair market rent for the First Offering Space, they shall together appoint a third arbitrator. In the event of their, being, unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. The third arbitrator shall determine the fair market rent for the First Offering Space and render a written certified report of its determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to this subparagraph (f), and the determination of Landlord's or Tenant's arbitrator which is closest to the determination of the third arbitrator, shall be applied to determine as above provided, however, in no event shall the fixed annual rent with respect to the First Offering Space be less than the First Offering Space Escalated Rent.

               Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

               Each of the arbitrators selected as herein provided shall have at least ten (10) years' experience in the leasing and renting of office space on behalf of Landlords in Midtown Manhattan.

               (g) If Tenant fails to initiate the arbitration process within the aforesaid twenty (20) day period, time being of the essence, then Landlord's determination of the fixed annual rent set forth in the First Offer Notice shall be conclusive. In the event Landlord notifies Tenant that the fixed annual rent for the First Offering Space shall be the First Offering Space Escalated Rent, then the provisions of subparagraph (f) hereof shall be inapplicable.

               (h) In the event the Tenant initiates the aforesaid arbitration process and, as of the First Offering Space Inclusion Date, the amount of the fair market rent has not been determined, Tenant shall pay the amount determined by Landlord to be the fair market rent for the First Offering Space and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the First Offering Space Inclusion Date.

               (i) The provisions of this Article 47 shall be effective only if, on the date on which Tenant accepts possession of the First Offering Space, the Tenant named herein and only such Tenant is in actual occupancy of one hundred percent (100%) of the demised premises. For the purposes of this Section 47.01
(i), the term "Tenant" shall mean either the Tenant on the date hereof or such other entity becoming an occupant herewith pursuant to either Section
11.02 or 11.10 above.

               (j) Tenant agrees to accept the First Offering Space in its condition and state of repair existing as of the First Offering Space Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant's occupancy.

               (k) The fixed annual rent for the First Offering Space as determined pursuant to this Article 47 shall be subject to periodic increases for any period during the term of this Lease for which such fixed annual rent would otherwise be less (on a per rentable square foot basis) than the fixed annual rent payable pursuant to Section 1.01 hereof (on a per rentable square foot basis) for such period, so that the fixed annual rent payable during such periods with respect to the First Offering Space shall be equal (on a per rentable square foot basis) to the fixed annual rent payable pursuant to Section
1.01 hereof during such periods.

                                   ARTICLE 48

                            EXTENSION OF TERM OPTION

         48.01 (a) Subject to the provisions of subsection (k) hereof, Tenant shall have the right to extend the term of this Lease for one (1) additional term of five (5) years commencing on the day following the Expiration Date (hereinafter referred to as the "Commencement Date of the Extension Term" and ending on the last day of the calendar month in which occurs the day preceding the fifth (5th) anniversary of the Commencement Date of the Extension Term (such additional term is hereinafter called the "Extension Term") provided that:

                  (i) Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of this Lease at least twelve (12) months prior to the Expiration Date, and

                  (ii) Tenant is not, and has not been in default more than two
         (2) times per annum or more than six (6) times during the initial term of this Lease (after notice and the expiration of any applicable cure periods) as of the time of the giving of the Extension Notice and as of the Commencement Date of the Extension Term, and

                  (iii) as of the time of the giving of the Extension Notice and as of the Commencement Date of the Extension Term, Tenant is in actual occupancy of not less than one hundred percent (100%) of the demised premises (including any additional space in the Building hereafter leased by Tenant). For the purposes of this Section 48.01(a)(iii), the term "Tenant" shall mean either the Tenant on the date hereof or such other entity becoming an occupant hereunder pursuant to either Section
         11.02 or 11.10 above.

               (b) The fixed annual rent payable by Tenant to Landlord during the Extension Term shall be the higher of:

                  (i) the fair market rent for the demised premises determined as of the date occurring six (6) months prior to the Commencement Date of the Extension Term (such date is hereinafter called the "Determination Date") taking into account all then relevant factors and which determination shall be made within a reasonable period of time after the occurrence of the Determination Date pursuant to the provisions of subsection (d) hereof, or

                  (ii) the product obtained by multiplying the rentable square foot area of the demised premises by the fixed annual rent and additional rent payable by Tenant to Landlord pursuant to Articles 1 and 3, respectively, hereof for the last month of the initial term of this Lease on an annualized basis (including the most recent rate of additional rent calculated on a monthly basis payable pursuant to
         Article 3 hereof) with respect to the demised premises (without giving effect to any abatements, set offs or concessions then in effect) determined on a per rentable square foot basis.

               (c) Effective as of the Commencement Date of the Extension Term:

                  (i) the "Base Tax" set forth in Section 3.01 (a) hereof shall be deemed to be the product of (x) the amount for which the land and the Building are assessed for the purpose of establishing the real estate taxes to be paid by Landlord for the Tax Year ending on the June 30 immediately preceding the Determination Date, multiplied by (y) the real estate tax rate for such Tax Year, and

                  (ii) the "Base Wage Rate" set forth in Section 3.01(i) hereof shall be deemed to mean the Wage Rate in effect on January 1st of the calendar year immediately preceding the calendar year in which occurs the Determination Date.

               (d) Landlord and Tenant shall endeavor to agree as to the amount of the fair market rent for the demised premises pursuant to the provisions of clause (i) of subsection (a) hereof, during the thirty (30) day period following the Determination Date. In the event that Landlord and Tenant cannot agree as to the amount of the fair market rent within such thirty (30) day period following the Determination Date, then Landlord or Tenant may initiate the arbitration process provided for herein by giving notice to that effect to the other, and the party so initiating the appraisal process (such party hereinafter referred to as the "Initiating Party") shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within thirty
(30) days after the designation of such arbitrator, the other party (hereinafter referred to as the "Other Party") shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.

               (e) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

               (f) The third arbitrator shall determine the fair market rent of the demised premises and render a written certified report of its determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to this subsection
(d), and the determination of Landlord's or Tenant's arbitrator which is closest to the determination of the third arbitrator, shall be applied to determine as above provided, whether the fixed annual rent shall be increased pursuant to clause (i) of subsection (b) hereof for the Extension Term.

               (g) Each of the arbitrators selected as herein provided shall have at least ten (10) years' experience in the leasing and renting of office space in first class office buildings in Midtown Manhattan, New York County.

               (h) If Landlord notifies Tenant that the fixed annual rent for the Extension Term shall be equal to the amount set forth in clause (ii) of subsection (b) hereof, then the provisions of subsection (d) hereof shall be inapplicable and have no force or effect.

               (i) In the event Landlord or Tenant initiates the appraisal process pursuant to subsection (d) hereof and as of the Commencement Date of the Extension Term the amount of the fair market rent has not been determined, Tenant shall pay the amount determined by Landlord to be the fair market rent for the demised premises and when such determination has been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Extension Term.

               (j) Except as provided in subsections (b) and (c) hereof, Tenant's occupancy of the demised premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial term of this Lease, provided, however, Tenant shall have no further right to extend the term of this Lease pursuant to this Article.

               (k) If Tenant does not send the Extension Notice pursuant to provisions of subsection (a) hereof, this Article shall have no force or effect and shall be deemed deleted from this Lease.

               (l) If this Lease is renewed for the Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the Extension Term.

               (m) If Tenant exercises its right to extend the term of this Lease for the Extension Term pursuant to this Article, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, the Extension Term.

                                   ARTICLE 49

                              INTENTIONALLY OMITTED


                                   ARTICLE 50

                      LAYOUT AND FINISH; TENANT WORK CREDIT

         50.01 Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workmanlike manner, make and complete the work and installations in and to the demised premises set forth below in such manner so that the demised premises will be tasteful and dignified executive and general offices.

         50.02 Tenant, at Tenant's expense, shall prepare a final plan or final set of plans and specifications (which said plan or set of plans, as the case may be, and specifications are hereinafter called the "final plan") which shall contain complete information and dimensions necessary for the construction and finishing of the demised premises. The final plan shall be submitted to Landlord for Landlord's written approval which approval shall not be unreasonably withheld or delayed with respect to work which is interior, non-structural and does not affect Building Systems, the exterior of the Building or any area of the Building outside the demised premises. Landlord shall not be deemed unreasonable in withholding its consent to the extent that the final plan prepared by Tenant pursuant hereto involves the performance of work or the installation in the demised premises of materials or equipment which do not equal or exceed the standard of quality of Building Standard installations. Landlord agrees that it shall respond to Tenant's request for approval of the final plan within fifteen (15) Business Days after Tenant's submission thereof.

         50.03 In accordance with the final plan, Tenant, at Tenant's expense, will make and complete in and to the demised premises the work and installations (hereinafter called "Tenant's Work") specified in the final plan. Tenant agrees that Tenant's Work will be performed with the least possible disturbance to the occupants of other parts of the Building and to the structural and mechanical parts of the Building and Tenant will, at its own cost and expense, leave all structural and mechanical parts of the Building which shall or may be affected by Tenant's Work in good and workmanlike operating condition. Tenant, in performing Tenant's Work will, at its own cost and expense, promptly comply with all laws, rules and regulations of all public authorities having jurisdiction in the Building with reference to Tenant's Work. If any act or omission of Tenant or its general contractor, subcontractors or agents render the Building of which the demised premises are a part liable to any mechanic's lien or other lien and if any such lien or liens be filed against the Building of which the demised premises are a part, or against Tenant's Work, or any part thereof, Tenant will, at Tenant's own cost and expense, promptly remove the same of record within thirty (30) days after Tenant's receipt of notice of the filing of such lien or liens; or in default thereof, Landlord may cause any such lien or liens to be removed of record by payment of bond, as Landlord may elect, and Tenant shall reimburse Landlord for all costs and expenses incidental to the removal of any such lien or liens incurred by Landlord. Tenant shall indemnify and save harmless Landlord of and from all claims, reasonable counsel fees, loss, damage and expenses whatsoever by reason of any liens, charges or payments of any kind whatsoever that may be incurred or become chargeable against Landlord or the Building of which the demised premises are a part, or Tenant's Work or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to or upon the demised premises in connection with Tenant's Work. Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, reasonable counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of Tenant's Work or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with Tenant's Work. At any and all times during the progress of Tenant's Work, Landlord shall be entitled to have a representative or representatives on the site to inspect Tenant's Work and such representative or representatives shall have free and unrestricted access to any and every part of the demised premises upon reasonable notice and provided such access shall not unduly disrupt Tenant's Work. Tenant shall advise Landlord in writing of Tenant's general contractor who are to do Tenant's Work, and such general contractor shall be subject to Landlord's prior written approval which approval shall not be unreasonably withheld; such contractor shall, to the extent permitted by law, use subcontractors and employees for Tenant's Work who will work harmoniously with other employees on the job. Notwithstanding the foregoing, Tenant shall use the life safety system subcontractor designated by Landlord to perform any work to connect Tenant's installations to the Building's life safety system. Annexed hereto as Exhibit D is a list of contractors and subcontractors which have been approved by Landlord.

         50.04 Tenant shall, at Tenant's sole cost and expense, file all necessary architectural plans and obtain all necessary approvals and permits in connection with Tenant's Work being performed by it pursuant to this Article 50. Tenant shall submit to Landlord Tenant's final plans for Landlord's review no later than June 1, 2000, subject to force majeure.

         50.05 The following conditions shall also apply to Tenant's Work

         (i) all Tenant's Work shall be of material, manufacture, design capacity and color at least equal to the standard adopted by Landlord for the Building (hereinafter called "Building Standard");

         (ii) Tenant, at Tenant's expense, shall (i) file all required architectural, mechanical and electrical drawings and obtain all necessary permits, and (ii) furnish and perform all engineering and engineering drawings in connection with Tenant's Work. Tenant shall obtain Landlord's approval of the drawings referred to in (i) and (ii) hereof, which approval shall be within fifteen (15) Business Days and shall not be unreasonably withheld or delayed;

         (iii) Tenant shall use an engineer reasonably approved by Landlord with respect to the preparation of Tenant's engineering drawings for Tenant's Work;

         (iv) All of the provisions of Articles 6 and 8 hereof shall apply to Tenant's performance of Tenant's Work; and

         (v) Tenant's Work shall be completed no later than September 30, 2000 subject to delays beyond Tenant's control.

         50.06 Tenant agrees to install the Unit (as defined in Section 21.05) as part of Tenant's Work and to perform all work necessary to upgrade the restrooms on the entire twenty-first (21st), twenty-second (22nd) and twenty-third (23rd) floors of the Building in compliance with the Building standards, with Local

Law 58 and with the Americans with Disabilities Act of 1990 (collectively "Credit Work"). Landlord shall allow Tenant a credit not to exceed the amount of Two Hundred Forty-Three Thousand One Hundred Fifty-Nine Dollars ($243,159) (hereinafter called the "Work Credit"), which credit shall be applied solely against the cost and expense incurred in connection with the Credit Work. Notwithstanding anything contained in this lease to the contrary, up to ten (10%) percent of the Work Credit may be used for architectural, engineering, space planning, expediter and inspection fees, fees for all municipal and other permits, licenses and approvals and fees, directly relating to Credit Work, (as opposed to being related to furniture, furnishings or other non-"hard cost" items). In the event that the cost and expense of the Credit Work shall exceed the amount of the Work Credit, Tenant shall be entirely responsible for such excess. In the event that the cost and expense of Credit Work shall be less than the amount of the Work Credit, then the amount of the Work Credit shall be reduced accordingly.

         50.07 Landlord shall allow Tenant a credit not to exceed the amount of One Million Two Hundred Fifteen Thousand Seven Hundred Ninety-Five Dollars ($1,215,795.00) (hereinafter called the "Tenant's Work Credit"), which credit shall be applied solely against the cost and expense incurred in performing Tenant's Work other than the Credit Work. In the event that the cost and expense of the Tenant's Work (exclusive of the Credit Work) shall exceed the amount of Tenant's Work Credit, Tenant shall be entirely responsible for such excess. In the event that the cost and expense of Tenant's Work (exclusive of the Base
Work) shall be less than the amount of Tenant's Work Credit, then the amount of Tenant's Work Credit shall be reduced accordingly. Notwithstanding anything contained in this lease to the contrary, up to ten (10%) percent of the Tenant's Work Credit may be used for architectural, engineering, space planning, expediter and inspection fees, fees for all municipal and other permits, licenses and approvals and fees, directly relating to Tenant's Work, (as opposed to being related to furniture, furnishings or other non-"hard cost" items).

         50.08 (a) Provided Tenant shall not be in default under the terms of this Lease beyond applicable notice and cure periods, Landlord hereby agrees to make periodic payments of up to ninety (90%) of the Tenant's Work Credit and/or Work Credit to Tenant as Tenant's Work and Credit Work progresses, in accordance with the terms and conditions hereinafter set forth (the "Work Payment Conditions") in this subsection (a) Tenant shall submit to Landlord from time to time, but not more often than once per month, requisitions (herein referred to as "Tenant's Request") for such periodic payment with respect to the portion(s) of Tenant's Work and Credit Work performed subsequent to the immediately preceding Tenant's Request (if any), together with the following:

               (i) copies of invoices from the contractors and subcontractors who performed the portions of Tenant's Work and Credit Work referred to in such Tenant's Request, and from the materialmen and suppliers who supplied the materials and supplies referred to in such Tenant's Request (which may be grossed up by Tenant as required to add back the retainage held by Tenant for such work and not reflected in the corresponding invoices);

               (ii) a certificate from Tenant's architect or general contractor or construction manager that (1) such portion of the Tenant's Work and Credit Work has been substantially completed in accordance with the final plan and revisions thereto theretofore approved by Landlord; and (2) there are no uncured violations of record as a result of such portion of the Tenant's Work and Credit Work; and

               (iii) lien waivers from Tenant's general contractor and construction manager, and each major (for purposes hereof, a contract amount in excess of $10,000.00) subcontractor, materialman and supplier to the extent of the amount paid to such parties through the requisition preceding such Tenant's Request.

         Promptly following any Tenant's Request together with the aforesaid accompanying documentation, Landlord shall have the right to enter the demised premises for the purpose of verifying that such portion of Tenant's Work and Credit Work covered by Tenant's Request has been performed substantially in accordance with the Tenant's Plans and revisions thereto theretofore approved by Landlord. If the Work Payment Conditions have been satisfied, then within thirty
(30) days after Landlord's receipt of Tenant's Request, together with the accompanying documentation, Landlord shall pay to Tenant the amount shown on the "Current Payment Due" on the Tenant's Request. The balance of the Tenant's Work Credit and/or Work Credit, if any, after the completion of Tenant's Work and Credit Work, shall be paid to Tenant in accordance with the terms and conditions set forth in paragraph (b) below.

               (b) Subject to the provisions of this Section, Landlord hereby agrees to pay the balance of the Tenant's Work Credit and/or Work Credit, in accordance with the terms and conditions hereinafter in this subsection (b) (the "Final Work Payment Conditions"). After the completion of the Tenant's Work and Credit Work, Tenant shall submit to Landlord a requisition (herein referred to as the "Final Request") for the balance of the Tenant's Work Credit and/or Work Credit, together with the following:

               (i) a certificate from Tenant's architect or general contractor or construction manager that (1) all Tenant's Work and Credit Work has been completed in substantial accordance with the final plans and revisions thereto theretofore approved by Landlord; (2) there are no uncured violations of record, as a result of any of the Tenant's Work; and all Tenant's Work and Credit Work has been paid for in full;

               (ii) a general release and lien waivers from Tenant's general contractor, and each major (for purposes hereof, a contract amount in excess of $10,000.00) subcontractor, materialman and supplier and any other lien waiver Tenant has received in connection with Tenant's Work and Credit Work;

               (iii) copies of all New York City Building Department and New York City Fire Department sign-offs, inspection certificates and/or self-certifications by Tenant's subcontrators and/or any permits required to be issued by any governmental entity having jurisdiction thereover to the extent required to permit the lawful occupancy of the demised premises by Tenant; and

               (iv) two (2) copies of CAD ``as built" plans of the demised premises, or if Tenant has not had such CAD ``as builts" prepared, the final plan as finally approved by Landlord and filed with the New York City Department of Buildings, legibly marked with all field changes made during the performance of Tenant's Work and Credit Work (other than de minimis changes) and certified by Tenant's architect as containing all such field changes.

               (c) Promptly following the Final Request together with the aforesaid accompanying documentation, Landlord shall have the right to enter the demised premises for the purpose of verifying that all of the Tenant's Work and Credit Work has been completed and performed substantially in accordance with the final plan and revisions thereto theretofore approved by Landlord. If the Final Work Payment Conditions have been satisfied, then within thirty (30) days after Landlord's receipt of the Final Request together with the accompanying documentation, Landlord shall pay to Tenant the balance of the Tenant's Work Credit and/or Work Credit.

         50.09 Tenant acknowledges that as of the date hereof there are separate Class E systems and sprinkler risers for the Building and that certain building known and located at 500 Seventh Avenue, New York, New York (the "500 Building"). Tenant further acknowledges that during the term of this Lease, Landlord in its sole election, may combine the lobbies of the Building and the 500 Building into a single lobby in a location to be selected by Landlord, in its sole discretion, and unify the Class E systems for the Building. In the event Landlord shall elect to combine the lobbies of the Building and the 500 Building and unify the Class E systems, then Tenant shall make all necessary modifications and install all necessary devices within the demised premises to comply with applicable laws and regulations. Landlord shall reimburse Tenant for any reasonable actual out-of pocket expenses to modify the Class E systems in the demised premises incurred by Tenant as a result of Landlord's combining such lobbies and unifying the Class E system of the Building and the 500 Building. In connection with the performance of Tenant's Work, Landlord shall provide to Tenant a reasonable number of connection points (at least one connection point on every third (3rd) floor of the Building) to the Building's fire safety system to which it may connect its smoke detectors and other life safety and security devices in the demised premises to comply with applicable laws, including, without limitation, New York City local law; provided, however, Tenant shall solely be responsible for the cost of making such connection.


                                      * * *

             The remainder of this page is left intentionally blank
                          the signature page follows.]

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this lease as of the day and year first above written.

                          LANDLORD:


                        500-512 SEVENTH AVENUE LIMITED PARTNERSHIP

                                 500-512 ArCap LLC

                                 By:   Archon Capital, L.P. By:

                                       By:   WH MezzCo GP, L.L.C., its General
                                             Partner


                                       By:   /s/ Susan Sack
                                             ---------------------------------
                                             Name:  Susan Sack
                                             Title: Vice President

                                 By:   GS MezzCo GP, L.L.C., its General Partner


                                       By:   /s/ signature illegible
                                             ---------------------------------
                                             Name:
                                             Title:


                        TENANT

                        WRC MEDIA, INC.

                                 /s/ Robert S. Lynch
                                 ---------------------------------
                                 Name:  Robert S. Lynch
                                 Title:


Tenant's Tax Identification Number is
                                      ------------------------------------------

                                    EXHIBIT A

                                   FLOOR PLAN

                                   [Attached]

                                    EXHIBIT A

                                   (WRC MEDIA)

                                  [FLOOR PLAN]

                                    EXHIBIT A

                                   (WRC MEDIA)

                                  [FLOOR PLAN]

                                    EXHIBIT A

                                   (WRC MEDIA)

                                  [FLOOR PLAN]

                                    EXHIBIT B

                              PROPERTY DESCRIPTION

                              (512 SEVENTH AVENUE)

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, known as 512 Seventh Avenue and designated as follows:

Section:        3
Block:          787
Lot:            44

                                    EXHIBIT C

                              RULES AND REGULATIONS

         Tenant shall not:

         1. obstruct, encumber or use, or allow or permit any of its employees, agents, licensees or invitees to congregate in or on, the sidewalks, driveways, entrances, passages, courts, arcades, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls of the Building, outside of the demised premises, or use any of them for any purposes other than for ingress and egress to and from the demised premises;

         2. attach awnings or other projections to the outside walls of the Building or place bottles, parcels or other articles, or lettering visible from the exterior, on the windows, windowsills or peripheral air conditioning enclosures;

         3. attach to, hang on, or use in connection with, any exterior window or entrance door of the demised premises, any blinds, shades or screens which are not of a quality, type, design and color, or which are not attached in a manner, approved by Landlord;

         4. place or leave any door mat or other floor covering in any area outside of the demised premises;

         5. exhibit, inscribe, paint or affix any sign, insignia, advertisement, object or other lettering in or on any windows, doors, walls or part of the outside or inside of the Building (exclusive of the inside of the demised premises), or in the demised premises if visible from the outside, without Landlord's approval, except that the name(s) of Tenant and any permitted sublessee may be displayed on the entrance doors of the premises occupied by each, subject to Landlord's reasonable approval of the size, color and design of such display and, if Landlord elects to perform such work, Tenant shall pay Landlord for the performance of such work;

         6. cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public areas of the Building;

         7. place in, sweep or permit to be swept, attach to, put in front of, or affix to any part of the exterior of, the Building or any of its halls, doors, windows, elevators, corridors or vestibules, outside of the demised premises, any lettering, signs, decorations, showcases, displays, display windows, packages, boxes or other articles;

         8. except in the normal decoration of the interior of the demised premises, mark, paint, drill into, or in any way deface, any part of the Building or the demised premises or cut, bore or string wires therein;

         9. permit or allow bicycles, vehicles, animals, fish or birds of any kind to be brought into or kept on or about the Building or the demised premises;

         10. make, permit or allow to be made, any unseemly or disturbing noises, whether by musical instruments, recordings, radio, talking machines, television, whistling, singing or in any other way, which might disturb other occupants in the Building or those having business with them or impair or interfere with the use or enjoyment by others of neighboring buildings or premises;

         11. bring into or keep on any part of the demised premises or the Building any inflammable, combustible, radioactive or explosive fluid, chemical or substance;

         12. place upon any of the doors (other than closet or vault doors) or windows in the Building any locks or bolts which shall not be operable by the Grand Master Key for the Building, or make any changes in locks or the mechanisms thereof which shall make such locks inoperable by said Grand Master Key unless such change is approved by Landlord in which event Tenant shall give Landlord duplicate keys for such locks or bolts;

         13. remove, or carry into or out of the demised premises or the Building, any safes, freight, furniture, packages, boxes, crates or any bulky or heavy objects except during such hours and in such elevators as Landlord may reasonably determine from time to time;

         14. use any lighting in perimeter areas of the Building, other than that which is standard for the Building or approved by Landlord, so as to permit uniformity of appearance to those viewing the Building from the outside;

         15. engage or pay any employees on the demised premises except those actually working for the Tenant in the demised premises, or advertise for laborers giving the demised premises as an address;

         16. obtain, permit or allow in the Building the purchase, or acceptance for use in the demised premises, by means of a service cart, vending machine or otherwise, of any ice, drinking water, food, tobacco in any form, beverage, towel, barbering, boot blackening, cleaning, floor polishing or other similar items or services from any persons, except such persons, during such hours, and at such places within the Building and under such requirements as may be determined by Landlord with respect to the furnishing of such items and services, provided that the charges for such items and services by such persons are not excessive;

         17. use, permit or allow any advertising or identifying sign which the Landlord shall have notified Tenant tends, in Landlord's judgment, to impair the reputation of the Building or its desirability as a building for offices;

         18. close and leave the demised premises at any time without closing all operable windows and, if requested by Landlord, turning out all lights;

         19. permit entrance doors to the demised premises to be left open at any time or unlocked when the demised premises are not in use;

         20. encourage canvassing, soliciting or peddling in any part of the Building or permit or allow the same in the demised premises;

         21. use, or permit or allow any of its employees, contractors, suppliers or invitees to use, any space or part of the Building, including the passenger elevators or public halls thereof, in the moving, delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks, wagons or similar items which are not equipped with such rubber tires, side guards and other safeguards which shall have been approved by Landlord or use any such hand trucks, wagons or similar items in any of the passenger elevators;

         22. cause or permit any food odors or any other unusual or objectionable odors to exist in or emanate from the demised premises or permit any cooking or preparation of food except in areas approved by Landlord and in compliance with local ordinances;

         23. create or permit a public or private nuisance, by reason of noise, odors and/or vibrations or otherwise;

         24. throw or allow or permit to be thrown anything out of the doors windows or skylights or down the passageways or stairways of the Building;

         25. lay vinyl asbestos tile or other similar floor covering so that the same shall come in direct contact with the floor or in a manner or by means of such pastes or other adhesives which shall not have been approved by Landlord, it being understood that if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material which is soluble in water, the use of cement or other similar adhesive material being expressly prohibited;

         26. use, allow or permit the passenger elevators to be used by Tenant's working hands (persons in rough clothing handling packages, cartons and shipments of material or mail) or persons carrying bulky packages or by persons calling for or delivering mail or goods to or from the demised premises, and Tenant shall cooperate with Landlord in enforcing this Rule on those making deliveries to Tenant;

         27. request any of Landlord's agents, employees or contractors to perform any work, or do anything, outside of their regular duties, unless previously approved by the Building manager;

         28. invite to the demised premises or the Building, or permit the visit of, persons in such numbers or under such conditions as unreasonably to interfere with the use and enjoyment of any of the plazas, entrances, corridors, arcades, escalators, elevators or other facilities of the Building by other occupants thereof;

         29. use, permit or allow the use of any fire exits or stairways for any purpose other than emergency use;

         30. employ any firm, person or persons to move safes, machines or other heavy objects into or out of the Building, without prior approval of Landlord of such persons and the manner in which such items will be moved, which approval shall not be unreasonably withheld:

         31. install or use any machines or machinery of any kind whatsoever which may disturb any persons outside of the demised premises;

         32. use the water and wash closets or other plumbing fixtures for any purpose other than those for which they were constructed, and shall not allow or permit sweepings, rubbish, rags, or other solid substances to be thrown therein; or

         33. install any carpeting or drapes, or paneling, grounds or other decorative wood products, in the demised premises, other than those wood products considered furniture, which are not treated with fire-retardant materials and, in such event, shall submit, to Landlord's reasonable satisfaction, proof or other reasonable certification of the materials reasonably satisfactory fire retardant characteristics.

         34. smoke or carry cigars or cigarettes in the elevators of the building.

II       Tenant shall:

         1. pay Landlord for any damages, costs or expenses incurred by Landlord with respect to the breach of any of the Rules and Regulations contained in or provided by this Lease by Tenant, or any of its servants, agents, employees, licensees or invitees, or the misuse by Tenant, or any of the aforesaid, of any fixture or part of the demised premises or the Building and shall cause its servants, agents, employees, licensees and invitees to comply with the Rules and Regulations contained in or provided for by this Lease;

         2. upon the termination of this Lease, turn over to Landlord all keys; either furnished to, or otherwise procured by, Tenant with respect to any locks used by Tenant in the demised premises or the Building and, in the event of the loss of any such keys, pay to Landlord the cost of procuring same;

         3. subject to the provisions of Article 18 hereof, refrain from, and immediately upon receipt of notice thereof, discontinue any violation or breach of the Rules and Regulations contained in or provided for by this Lease;

         4. request Landlord to furnish passes to persons whom Tenant desires to have access to the demised premises during times other than Business Hours and be responsible and liable to Landlord for all persons and acts of such persons for whom Tenant requests such passes;

         5. furnish artificial light and electrical energy (unless Landlord shall furnish electrical energy as a service included in the rent) at Tenant's expense for the employees of the Landlord or Landlord's contractors while doing janitorial or other cleaning services or while making repairs or Alterations in the demised premises.

         6. apply at the office of the Building's manager with respect to all matters and requirements of Tenant which require the attention of Landlord, his agents or any of his employees;

         7. pay Landlord reasonable charges for the installation and replacement of ceiling tiles removed for Tenant by telephone installers or others in the demised premises and public corridors, if any;

         8. purchase from Landlord or Landlord's designee, at Landlord's option, all lighting tubes, lamps, bulbs and ballasts used in the demised premises and shall pay Landlord, or Landlord's designee, as the case may be, reasonable charges for the purchase and installation hereof; and

         9. pay Landlord reasonable charges for the hiring or providing of security guards during times when Tenant, or any subtenant of Tenant, is moving into or out of portions of the demised premises or when significant quantities of furniture or other materials are being brought into or removed from the demised premises.

III.     Landlord shall:

         1. have the right to inspect all freight objects or bulky matter (except printed matter) brought into the Building and to exclude from the Building all objects and matter which violate any of the Rules and Regulations contained in or provided for by this Lease;

         2. have the right to require any person leaving the demised premises with any package, or other object or matter, to submit a pass, listing such package or object or matter, from Tenant;

         3. in no way be liable to Tenant or any other party for damages or loss arising from the admission, exclusion or rejection of any person or any property to or from the demised premises or the Building under the provisions of the Rules and Regulations contained in or provided for by this Lease;

         4. have no liability or responsibility for the protection of any of Tenant's property as a result of damage or the unauthorized removal of any such property resulting wholly or in part from Landlord's failure to enforce, in any particular instance, or generally, any of Landlord's rights.

         5. have the right to require all persons entering or leaving the Building, during hours other than Business Hours, to sign a register and may also exclude from the Building, during such hours, all persons who do not present a pass to the Building signed by Landlord;

         6. furnish passes to persons for whom Tenant requests same;

         7. have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of other occupants, of the Building; and

         8. have the right to remove any violation of Paragraph I items 2, 3, 4, 5, 6 or 7 of these Rules and Regulations without any right of Tenant to claim any liability against Landlord, and have the right to impose a reasonable charge against Tenant for removing any such violation or repairing any damages resulting therefrom

                                    EXHIBIT D

                 LIST OF APPROVED CONTRACTORS AND SUBCONTRACTORS

                                   [Attached]

HVAC-Eastern Aire & Tedair
Plumbing-Alger & API Plumbing
Electrical-Fitzgerald & Accuglow
Sprinkler-Ace & Alger
Drywall-Precision & San-Jon
Acoustical- Precision & San-Jon
Door & Hardware-Canaan Door
Flooring-Consolidated & Chelsea Floor
Glass-Checker & Port Richman
Arch. Metal-Port Richman & Aval
Ceramic-Bay Brent & Goal Tile
Paint-Encore & State
Millwork-S&G Millwork & Dimensional Concepts
Convector Covers-Rainbow
Misc., Steel-Kraman Iron Works
Window Treatment-International Blinds
(Preliminary List-WRC Media)



                  *ALL THOSE LISTED HEREIN MUST BE UNION LABOR

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                                    EXHIBIT E

                              FIRST OFFERING SPACE

                                   [Attached]

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                                    EXHIBIT E

                                   (WRC MEDIA)

                                  [FLOOR PLAN]

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                                    EXHIBIT E

                                   (WRC MEDIA)

                                  [FLOOR PLAN]

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                                    EXHIBIT F

                             FORM OF SECURITY LETTER

                                   [Attached]

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FROM ____________________  _______________________________________________
                           _______________________________________________

                                                ISSUE DATE:_________________
                                                   L/C NO.:___________________

        Advising Bank

************ DIRECT *****************          APPLICANT:_______________________
                                                         _______________________



         Beneficiary

500-512 SEVENTH AVENUE LIMITED                 AMOUNT:  USD ______________
PARTNERSHIP, C/O NEWMARK & CO.,                _____________________________
REAL ESTATE, INC..                             _____________________________
125 PARK AVE., NEW YORK, NY  10017             _____________________________

GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ______ IN FAVOR OF 500-512 SEVENTH AVENUE LIMITED PARTNERSHIP (THE "LANDLORD") FOR AN AGGREGATE AMOUNT NOT TO EXCEED U.S. DOLLARS ___________________________________. THIS
LETTER OF CREDIT IS AVAILABLE WITH __________________________ NEW YORK AGAINST PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON _______________________. NEW YORK WHEN ACCOMPANIED BY THE DOCUMENTS INDICATED HEREIN.

BENEFICIARY'S DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF ITS OFFICIALS OR AN OFFICIAL OF ITS AGENT READING AS FOLLOWS: "THE AMOUNT OF THIS DRAWING USD ___________ UNDER _________________________ LETTER OF CREDIT NUMBER
_______________ REPRESENTS FUNDS DUE US AS AN EVENT OF DEFAULT HAS OCCURRED UNDER ONE OR MORE TERMS OF THAT CERTAIN LEASE AGREEMENT DATED ______ 2000 BY AND BETWEEN 500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, AS LANDLORD AND __________________, AS TENANT."

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED. WE FURTHER UNDERTAKE THAT ANY DRAFT(S) PRESENTED UNDER THIS LETTER OF CREDIT SHALL BE PAID NOT WITHSTANDING ANY CLAIM BY ANY PERSON THAT THE SUM DEMANDED IS NOT DUE OR FOR ANY OTHER REASON THAT SAID DRAFT(S) IS NOT TO BE HONORED.

THIS LETTER OF CREDIT EXPIRES AT OUR COUNTERS IN NEW YORK WITH OUR CLOSE OF BUSINESS ON __________________.

IT IS A CONDITION OF THIS IRREVOCABLE LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF ONE YEAR FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST 45 DAYS PRIOR TO SUCH DATE WE SEND YOU NOTICE IN WRITING BY REGISTERED MAIL, OR HAND DELIVERY AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. HOWEVER, IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND THE FINAL EXPIRY DATE OF __________________. UPON SUCH NOTICE TO YOU, YOU MAY DRAW DRAFTS ON US AT SIGHT FOR AN AMOUNT NOT TO EXCEED THE BALANCE REMAINING IN THIS LETTER OF CREDIT WITHIN THE THEN APPLICABLE EXPIRY DATE, ACCOMPANIED BY YOUR DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF YOUR OFFICIALS READING: "THE AMOUNT OF THIS DRAWING USD ________ UNDER _________________ LETTER OF CREDIT NUMBER ________ REPRESENTS FUNDS DUE US AS WE HAVE RECEIVED NOTICE FROM _________________ OF THEIR DECISION NOT TO EXTEND LETTER OF CREDIT.

                                                  CONTINUED--
                                                  ______________________________
                                                  ______________________________
                                                  ______________________________


________________________________

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FROM ____________________  _______________________________________________
                           _______________________________________________

                                                ISSUE DATE:_________________
                                                   L/C NO.:___________________

        Advising Bank

************ DIRECT *****************          APPLICANT:_______________________
                                                         _______________________



         Beneficiary

500-512 SEVENTH AVENUE LIMITED                 AMOUNT:  USD ______________
PARTNERSHIP, C/O NEWMARK & CO.,                _____________________________
REAL ESTATE, INC..                             _____________________________
125 PARK AVE., NEW YORK, NY  10017             _____________________________


NUMBER __________ FOR AN ADDITIONAL YEAR, AND THE LEASE IS STILL OUTSTANDING."

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) TO A SUCCESSOR LANDLORD AND ___________________________ ONLY IS AUTHORIZED, TO ACT AS THE TRANSFERRING BANK.

WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL THIS ORIGINAL LETTER OF CREDIT TOGETHER WITH ANY AMENDMENTS AND A SIGNED AND COMPLETED TRANSFER FORM AS PER EXHIBIT A ATTACHED HERETO IS RECEIVED BY US.

ALL TRANSFER FEES ARE FOR THE ACCOUNT OF THE APPLICANT.

THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORMS MUST BE VERIFIED BY YOUR BANK.

IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE.

THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.


ALL CORRESPONDENCE AND ANY DRAWINGS PRESENTED IN CONNECTION WITH THIS LETTER OF CREDIT ARE TO BE DIRECTED TO OUR OFFICE AT _____________
____________________________________________________________________________
______________________________ CUSTOMER INQUIRY NUMBERS AND _________________
AND __________________ WE HEREBY ISSUE THIS STANDBY LETTER OF CREDIT IN YOUR FAVOR. IT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION, PUBLICATION NO. 500 AND ENGAGES US IN ACCORDANCE WITH THE TERMS THEREOF. THE NUMBER AND THE DATE OF OUR CREDIT AND THE NAME OF OUR BANK MUST BE QUOTED ON ALL DRAFTS REQUIRED.




                                                  ______________________________
                                                  ______________________________
                                                  ______________________________


________________________________

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FROM _____________________                        ______________________________

                                   EXHIBIT "A"

                                                     NEW YORK, NEW YORK     19

________________________________
________________________________
________________
________________________
________________________________________________

                          RE:      LETTER OF CREDIT NO.
                          ISSUED BY_____________________________

GENTLEMEN:

         FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO;

         (NAME OF TRANSFEREE)
         (ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED. BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

         BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

         THE ADVICE OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

                                                  YOURS VERY TRULY,

                                                  _____________________________
                                                  SIGNATURE OF BENEFICIARY

SIGNATURE GUARANTEED AND IS IN CONFORMITY TO THAT ON FILE WITH US AS TO SIGNER'S AUTHORIZATION FOR THE EXECUTION OF THESE INSTRUMENTS.

                                                  BANK:

                                                  BY:____________________
                                                  TITLE:

THIS FORM MUST BE EXECUTED IN DUPLICATE.

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                                    EXHIBIT G

                        ALTERATION RULES AND REGULATIONS

         1. All costs and expenses in connection with or arising out of the performance of any Alteration shall be borne by Tenant and all payments thereof shall be made by Tenant as they become due, and evidence of such payments shall be furnished to Landlord (on standard AlA document and lien releases) within ten
(10) business days after Landlord's request.

         2. All materials as well as methods and processes used in the performance of any Alteration shall conform to the Building standards.

         3. All alterations requiring partition changes shall comply with compartmentation requirements in that portion of the Building being altered, in accordance with Section C26-504.1 of the City of New York Administrative Code, as amended December 1, 1972.

         4. Landlord may refer Tenant's mechanical plans to a consultant selected by Landlord for review, and, in such event, Tenant agrees to pay the reasonable cost of such within ten (10) business days after receipt of invoices either from Landlord or from Landlord's consultant. Tenant agrees further to comply with all reasonable changes and requirements that may be recommended by Landlord's consultant.

         5. Tenant will perform any Alteration in a safe and lawful manner, using contractors reasonably approved by Landlord in accordance with the Lease and complying with applicable laws and all requirements and regulations of municipal and other governmental or duly constituted bodies exercising authority, and this compliance shall include the filing of plans and other documents as required, and the procuring of any required licenses or permits, prior to commencement of any Alteration. Tenant shall submit the following certificates to the Landlord upon completion of any Alteration:

               a. Approvals issued by the Department of Buildings; and

               b. Electrical certificates issued by the Department of Water Supply, Gas and Electricity and the Board of Fire Underwriters.

         6. Tenant hereby indemnifies and agrees to defend and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workmen's compensation) based on personal injury or property

                                      G-1
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damage caused in the performance of any Alteration by Tenant, Tenant's employees, agents, servants or contractors engaged by Tenant, and Tenant will repair or replace, or at Landlord's election, reimburse Landlord for the reasonable cost of repairs, or replacing any portion of the Building or item of equipment, or any of Landlord's real or personal property so damaged, lost or destroyed in the performance of any Alteration.

         7. Worker's Compensation, Comprehensive Liability, Bodily Injury and Property Damage Insurance in the amount of $1,000,000.00, Combined Single Limit
(CSL) with companies and on forms reasonably satisfactory to Landlord, shall be provided and at all times maintained by Tenant and Tenant's contractors engaged in the performance of any Alteration and before proceeding with any Alteration, certificates of such insurance shall be furnished to Landlord.

         8. Landlord shall have no responsibility for or in connection with any Alteration and Tenant will remedy at Tenant's expense and be responsible for any and all defects in any Alteration that may appear during or after the completion thereof whether the same shall affect the Demised Premises in particular or any part of the Building in general.

         9. The Landlord or its agents shall not be responsible for any disturbances or deficiency created in the air-conditioning or other mechanical, electrical or structural facilities within the Building as a result of any Alteration. If such disturbances or deficiencies result, it shall be the Tenant's entire responsibility to correct the resulting conditions and to restore the services to the reasonable satisfaction of the Landlord, its architects and engineers within ten (10) days.

         10. If the performance of any Alteration shall require that additional services or facilities (including, but without limiting the generality of the foregoing, extra elevator and cleaning services) be provided, Tenant shall pay Landlord the charges therefor provided in the lease.

         11. Tenant's workmen and mechanics must work in harmony and not interfere with any labor employed by the Landlord, Landlord's mechanics or contractors or by any other tenant or its contractors.

         12. Tenant's contractors shall comply with the rules of the Building and the terms of the Lease as to the hours of availability of the Building elevators and the manner of handling materials, equipment and debris to avoid conflict and interference with Building operation.

                                      G-2
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         13. Tenant's contractors shall make available fire extinguishers based on the following:

               a. Alterations up to 3,000 square feet - one (1) fire extinguisher; and

               b. Alterations over 3,000 square feet - one (1) fire extinguisher for every 3,000 square feet.

         Such fire extinguishers shall be kept and maintained on the Demised Premises by Tenant's contractor for the duration of the Alteration.

         14. Demolition and other work that produces excessive noise (including without limitation, all core drilling) must be performed between 5:00 p.m. and 8:00 a.m. or on weekends. The delivery of the materials and equipment and the removal of debris must be arranged to avoid any inconvenience and annoyance to other tenants. Cleaning must be controlled to prevent dirt, debris and dust from causing unsafe conditions infiltrating into adjacent tenant or mechanical areas.

         15. Nothing herein contained shall be construed as (i) constituting Tenant Landlord's agent (Tenant to do any Alteration as principal), or (ii) a waiver by Landlord of any of the terms or provisions of the lease.

         16. Tenant agrees to comply with such reasonable rules and regulations that might be established from time to time by the Building Manager during construction.

                                      G-3